Exhibit 4.17

Dated 14 November 2006

DANAOS CORPORATION

as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

- and -

HSH NORDBANK AG

as Swap Bank

- and -

AEGEAN BALTIC BANK S.A. and

HSH NORDBANK AG

as Arrangers

- and -

AEGEAN BALTIC BANK S.A.

as Agent

and Security Trustee

LOAN AGREEMENT

relating to revolving credit and term loan facilities

of up to US$700,000,000 to refinance certain existing

indebtedness, to finance part of the purchase

price of certain approved ships and to provide additional liquidity for general working capital and other corporate purposes of the Borrower

WATSON, FARLEY & WILLIAMS

Piraeus

INDEX

Clause		Page

1	INTERPRETATION	2

2	FACILITIES	23

3	POSITION OF THE LENDERS, THE SWAP BANK AND THE MAJORITY LENDERS	23

4	DRAWDOWN	25

5	CURRENCY OPTION	27

6	INTEREST	32

7	INTEREST PERIODS	34

8	DEFAULT INTEREST	34

9	CONVERSION TO TERM LOAN; REPAYMENT AND PREPAYMENT	35

10	CONDITIONS PRECEDENT	39

11	REPRESENTATIONS AND WARRANTIES	40

12	GENERAL UNDERTAKINGS	42

13	CORPORATE UNDERTAKINGS	46

14	INSURANCE	47

15	SHIP COVENANTS	52

16	SECURITY COVER	56

17	PAYMENTS AND CALCULATIONS	58

18	APPLICATION OF RECEIPTS	60

19	APPLICATION OF EARNINGS	61

20	EVENTS OF DEFAULT	61

21	FEES AND EXPENSES	66

22	INDEMNITIES	67

23	NO SET-OFF OR TAX DEDUCTION	69

24	ILLEGALITY, ETC	70

25	INCREASED COSTS	70

26	SET-OFF	71

27	TRANSFERS AND CHANGES IN LENDING OFFICES	72

28	VARIATIONS AND WAIVERS	75

29	NOTICES	76

30	SUPPLEMENTAL	77

31	LAW AND JURISDICTION	77

SCHEDULE 1 LENDERS AND COMMITMENTS		79

SCHEDULE 2 DRAWDOWN NOTICE		80

SCHEDULE 3 CONDITION PRECEDENT DOCUMENTS		81

SCHEDULE 4 TRANSFER CERTIFICATE		88

SCHEDULE 5 DESIGNATION NOTICE		92

SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE		93

EXECUTION PAGE		94

THIS LOAN AGREEMENT is made on 14 November 2006

BETWEEN:

(1)                                  DANAOS CORPORATION,  as Borrower;

(2)                                  THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)                                  HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103 Kiel, Germany as Swap Bank;

(4)                                  AEGEAN BALTIC BANK S.A., acting through its office at 28 Diligianni Street, 145 62 Kifissia, Greece and HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany, as Arrangers; and

(5)                                  AEGEAN BALTIC BANK S.A., acting through its office at 28 Diligianni Street, 145 62 Kifissia, Greece, as Agent and Security Trustee.

WHEREAS:

(A)                              The Lenders agreed to make available to the Borrower revolving credit and term loan facilities of up to US$700,000,000 in aggregate as follows:

(a)                                  in the period commencing on the date of this Agreement and ending on the date falling on the fifth anniversary thereof a secured revolving credit of up to US$700,000,000 divided into:

(i)                                     a 5-year revolving credit facility of initially up to US$200,000,000 (which may be increased by the aggregate drawings made by the Borrower pursuant to the facility referred to in sub-paragraph (ii) below):

(aa)                            to be on-lent by the Borrower to certain wholly-owned subsidiaries of the Borrower to assist such subsidiaries in refinancing the Existing Indebtedness (as hereafter defined), in financing part of the acquisition cost of certain Approved Ships (as hereafter defined); and

(bb)                          to provide the Borrower with additional liquidity for its general working capital and corporate purposes;

(ii)                                  a secured 364-day revolving credit facility of up to US$500,000,000:

(aa)                            to be on-lent by the Borrower to certain wholly-owned subsidiaries of the Borrower to assist such subsidiaries in financing part of the acquisition cost of certain Approved Ships; and

(bb)                          to provide the Borrower with additional liquidity for its general working capital and corporate purposes;

(b)                                 on the date falling on the fifth anniversary of this Agreement all amounts then outstanding under the revolving credit facility referred to in sub-paragraph (a) above shall be converted into a term loan facility which shall be repaid over a period of up to 5 years in accordance with the terms of this Agreement.

(B)                                To the extent initially borrowed for the purposes listed in sub-paragraph (a) of Recital (A) and prepaid, the Borrower shall be entitled to reborrow the prepaid amounts for the purposes referred to in sub-paragraph (a)(ii).

(C)                                The Swap Bank has agreed to enter into interest rate swap and forward foreign exchange transactions with the Borrower from time to time to hedge the Borrower’s exposure under this Agreement to interest rate fluctuations and to exchange rate fluctuations between any Optional Currencies (as hereafter defined) and Dollars.

(D)                             The Lenders and the Swap Bank have agreed to share pari passu in the security to be granted to the Security Trustee pursuant to this Agreement.

IT IS AGREED as follows:

1                                         INTERPRETATION

1.1                               Definitions.  Subject to Clause 1.5, in this Agreement:

“Advance” means the principal amount of each borrowing by the Borrower under this Agreement;

“Affected Lender” has the meaning given in Clause 6.7;

“Age”  means, in relation to any Mortgaged Ship, the number of integral years from the year in which the construction of that Ship was completed until the Amortising Period Commencement Date;

“Agency and Trust Agreement”  means the agency and trust agreement executed or to be executed between the Borrower, the Lenders, the Swap Bank, the Agent and the Security Trustee in such form as the Lenders may approve or require;

“Agent”  means Aegean Baltic Bank S.A., in its capacity as agent for the Lenders under the Finance Documents, or any successor of it in such capacity appointed under clause 5 of the Agency and Trust Agreement;

“Amortising Period Commencement Date”  means the date falling on the fifth anniversary of this Agreement;

“APL”  means APL (Bermuda) Ltd., a company incorporated under the laws of Bermuda whose registered office is at Cedar House, 41 Cedar Avenue, Hamilton, Bermuda;

“Applicable Accounts” means, in relation to a Compliance Date or an accounting period, the consolidated balance sheets and related consolidated statements of stockholders’ equity, income and cash flows, together with related notes, of the Borrower’s Group set out in the annual financial statements or interim financial statements of the Borrower’s Group prepared as of the Compliance Date or, as the case may be, the last day of the accounting period in question (and which the Borrower is obliged to deliver to the Agent pursuant to Clause 12.6);

“Approved Broker”  means each of Braemar Seascope Shipbrokers Limited, Howe Robinson & Co. Ltd., H. Clarkson & Company Limited, Simpson Spence & Young, Maersk Shipbrokers and any other independent sale and purchase shipbroker as may be approved by the Agent from time to time;

“Approved Flag”  means any of the Greek, Panamanian, Liberian, Marshall Islands, Bahamas, Maltese, Cypriot or Singaporean flags or any other flag as the Lenders may, in their absolute discretion, approve as the flag on which a Ship may be registered;

“Approved Flag State”  means any of Greece, Panama, Liberia, the Marshall Islands, the Commonwealth of the Bahamas, Malta, Cyprus or Singapore or any other country in which the Lenders may, in their absolute discretion, approve that a Ship may be registered;

“Approved Guarantor”  means a company which is a wholly-owned subsidiary of the Borrower incorporated in an Approved Flag State and which shall be the owner of a Mortgaged Ship;

“Approved Manager”  means in relation to each Mortgaged Ship, Danaos Shipping Co. Ltd., a company incorporated in the Republic of Cyprus whose registered office is at Libra House, 16 P. Catelari Street, Nicosia, Cyprus or any other company which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the manager of that Ship;

“Approved MOA”  means, in relation to an Approved Ship, the memorandum of agreement (including any amendments or supplements thereto) to be made between the Approved Seller thereof and the Approved Guarantor who is the buyer thereof on such terms and conditions to be approved by the Lenders (such approval not to be unreasonably withheld) and, in the plural, means all of them;

“Approved Seller”  means, in relation to an Approved Ship, the seller of such Approved Ship and, in the plural, means all of them;

“Approved Ship”  means:

(a)                                  any container vessel whose nominal container carrying capacity is not less than approximately 700 TEUs and which on the date of the Mortgage relative thereto is not more than 15 years old; or

(b)                                 any bulk carrier of not less than approximately 20,000 metric tons deadweight and which on the date of the Mortgage relative thereto is not more than 10 years old; or

(c)                                  any other ship owned by the Borrower or an Approved Guarantor which is listed in Appendix I of the commitment letter dated 29 June 2006 issued by Aegean Baltic Bank S.A. (on behalf of the Arrangers) to the Borrower; or

(d)                                 any other type of vessel,

nominated by the Borrower and to be approved by the Lenders (in the case of a Ship falling within paragraphs (a), (b) and (c) above such approval shall not be unreasonably withheld and in the case of a Ship falling within paragraph (d) above such approval shall be in the sole and absolute discretion of the Lenders) as an “Approved Ship” for the purposes of this Agreement and, in the plural, means all of them;

“Arrangers” means, together, HSH Nordbank AG and Aegean Baltic Bank S.A.;

“Availability Period” means the period commencing on the date of this Agreement and ending on:

(a)                                  in the case of an Advance under the Long-Term Revolving Facility, and subject to Clause 4.2(a), the date falling 30 days before the end of the Revolving Period Provided that if the Drawdown Date of the first Advance under the Long-Term Revolving Facility (which shall be applied in refinancing the Existing Indebtedness) has not occurred by 31 December 2006 the Total Commitments shall be cancelled and terminated on that day;

(b)                                 in the case of an Advance under the Short-Term Revolving Facility, and subject to Clauses 4.2(b) and 4.8, the date falling 364 days after the date of this Agreement,

(or in any such case, such later date as the Agent may, with the authorisation of all the Lenders, agree with the Borrower); and

(c)                                  if earlier, the date on which the Total Commitments are fully cancelled or terminated;

“Balloon Instalment”  and “Balloon Instalments” have the meaning given in Clause 9.2(a);

“Bareboat Charter Security Agreement”  means, in relation to any Mortgaged Ship which is subject to a bareboat charter (such charter to be entered into by the relevant Owner with the prior consent of the Agent pursuant to Clause 15.13(a)), an agreement or agreements whereby the Security Trustee receives an assignment of the rights of the relevant Owner under the bareboat charter and certain undertakings from that Owner and the relevant charterer and, if so agreed by the Security Trustee (acting with the authorisation of the Lenders), agrees to give certain undertakings to that charterer, in each case, in such form as the Lenders may approve or require and, in the plural, means all of them;

“Bareboat-equivalent Time Charter Income”  means, in relation to a Ship, the aggregate charter hire due and payable to the Owner of that Ship for the remaining unexpired term of the charter or other contract of employment relative to that Ship at the relevant time (excluding any option periods (as that term is defined in Clause 16.5(a))) less the aggregate operating expenses of the Ship as determined by the Borrower and certified to the satisfaction of the Agent for the same period;

“Book Net Worth”  means, as of any Compliance Date, the aggregate of:

(a)                                  the amount paid up or credited as paid up on the issued share capital of the Borrower (other than any redeemable share capital) and any capital surplus in respect of the issued share capital of the Borrower;

(b)                                 the amount standing to the credit of the consolidated capital and revenue reserves of the Borrower’s Group; and

(c)                                  the amount standing to the credit of the Borrower’s Group consolidated profit and loss account as each such amounts is shown in the Applicable Accounts;

“Borrower”  means Danaos Corporation, a corporation domesticated and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960 (and includes its successors);

“Borrower’s Group” means the Borrower and each of its subsidiaries;

“Business Day”  means a day on which banks are generally open for business in London, Athens, Hamburg and Kiel and, if on that day a payment or other dealing is due to take place under this Agreement:

(a)                                  in Dollars, a day on which commercial banks are open in New York City;

(b)                                 in an Optional Currency (other than Euros), a day on which commercial banks are open in New York City and the principal financial centre of the country of that Optional Currency; and

(c)                                  in Euros, a Target Day;

“Cash and Cash Equivalents”  means the aggregate of:

(a)                                  the amount of freely available credit balances on any deposit or current account;

(b)                                 the market value of transferable certificates of deposit in a freely convertible currency acceptable to the Lenders issued by a prime international bank; and

(c)                                  the market value of equity securities (if and to the extent that the Agent is satisfied that such equity securities are readily saleable for cash and that there is a ready market therefor) and investment grade debt securities which are publicly traded on a major stock exchange or investment market (valued at market value as at any applicable date of determination);

in each case owned free of any Security Interest (other than a Security Interest in favour of the Security Trustee) by the Borrower or any of its subsidiaries where:

(i)                                     the market value of any asset specified in paragraph (b) and (c) shall be the bid price quoted for it on the relevant calculation date by the Agent: and

(ii)                                  the amount or value of any asset denominated in a currency other than Dollars shall be converted into Dollars using the Agent’s spot rate for the purchase of Dollars with that currency on the relevant calculation date;

“Charterparty Assignment”  means, in relation to:

(a)                                  an Existing Ship (at all times during the term of the Existing Charter relative thereto), an assignment of the rights of the Owner of that Existing Ship under the Existing Charter relative to that Existing Ship executed or to be executed by the relevant Owner in favour of the Security Trustee; and

(b)                                 each other Mortgaged Ship and each Existing Ship after the expiry of the Existing Charter relative thereto, an assignment of the rights of the relevant Owner under any time charterparty or contract of affreightment in respect of such Ship of at least 12 consecutive months or under any bareboat charter and any guarantee of such charter or contract of employment in respect of such Ship executed or to be executed by the relevant Owner in favour of the Security Trustee, in each case, in such form as the Lenders may approve or require and, in the plural, means all of them;

“CMA CGM”  means CMA CGM S.A., a company incorporated acting in France acting through its office in Marseille, France;

“Commitment”  means, in relation to a Lender, the amount set opposite its name in Schedule 1, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Commitments” means the aggregate of the Commitments of all the Lenders);

“Compliance Date” means 30 June and 31 December in each calendar year (or such other dates as of which the Borrower prepares the consolidated financial statements which it is required to deliver pursuant to Clause 12.6);

“Confirmation”  and “Early Termination Date”, in relation to any continuing Designated Transaction, have the meanings given in the Master Agreement;

“Contractual Currency” has the meaning given in Clause 22.5;

“Contribution”  means, in relation to a Lender, the part of the Loan which is owing to that Lender;

“Creditor Party”  means the Agent, the Security Trustee, the Swap Bank, either Arranger or any Lender, whether as at the date of this Agreement or at any later time;

“Danaos Earnings Account”  means an account of the name of the Borrower with the Agent in Athens designated “Danaos Corporation - US$700m Facility Earnings Account” or any other account (with that or another office of the Agent) which is designated by the Agent as the Danaos Earnings Account for the purposes of this Agreement;

“Danaos Earnings Account Pledge” means a pledge of the Danaos Earnings Account executed or to be executed by the Borrower in favour of the Lenders and the Agent in such form as the Lenders may approve or require;

“Deed of Covenant”  means, in relation to any Mortgaged Ship registered on the Maltese, Cyprus, Singapore or Bahamas flag, a deed of covenant collateral to the Mortgage on such Ship, to be in such form as the Lenders may approve or require and, in the plural, means all of them;

“Designated Transaction” means a Transaction which fulfils the following requirements:

(a)                                  it is entered into by the Borrower pursuant to the Master Agreement with the Swap Bank which, at the time the Transaction is entered into, is also a Lender;

(b)                                 its purpose is the hedging of the Borrower’s exposure (i) under this Agreement to fluctuations in LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the final Repayment Date or (ii) to fluctuations in the exchange rate between any of the Optional Currencies and Dollars; and

(c)                                  it is designated by the Borrower, by delivery by the Borrower to the Agent of a notice of designation in the form set out in Schedule 5, as a Designated Transaction for the purposes of the Finance Documents;

“Dollar Advance”  means each Advance requested by, and made available to, the Borrower and/or continued in Dollars and in the plural means all of them;

“Dollar Spot Rate of Exchange”  means, in relation to Dollars and in respect of any Interest Period, the Agent’s spot rate of exchange for the purchase in the London Interbank Market or, as the case may be, the European Interbank Market of Dollars with an Optional Currency at or about 11.00 a.m. (London time) on the Quotation Date for the relevant Interest Period;

“Dollars” and “$”  means the lawful currency for the time being of the United States of America;

“Drawdown Date”  means, in relation to an Advance, the date requested by the Borrower for that Advance to be made, or (as the context requires) the date on which the Advance is actually made;

“Drawdown Notice”  means a notice in the form set out in Schedule 2 (or in any other form which the Agent approves or reasonably requires);

“Earnings” means, in relation to each Mortgaged Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Owner of that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):

(a)                                  all freight, hire and passage moneys, compensation payable to the Owner of that Ship or the Security Trustee in the event of requisition of that Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(b)                                 all moneys which are at any time payable under Insurances in relation to that Ship in respect of loss of earnings; and

(c)                                  if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship;

“Earnings Accounts”  means, together, with Danaos Earnings Account and the Owner’s Earnings Account and in the singular means any of them;

“EBITDA”  means, in respect of the relevant period, the Net Income of the Borrower’s Group before interest, taxes, depreciation and amortisation and any capital gains or losses realised from the sale of any Fleet Vessels as shown in the Applicable Accounts;

“EMU Legislation”  means legislative measures of the Council of the European Union for the introduction of, changeover to, or operation of, a single or unified European currency being part of the implementation of the Third Stage;

“Environmental Claim”  means:

(a)                                  any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)                                 any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident;

and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident”  means, in relation to each Mortgaged Ship:

(a)                                  any release of Environmentally Sensitive Material from that Ship; or

(b)                                 any incident in which Environmentally Sensitive Material is released from a vessel other than that Ship and which involves a collision between that Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which that Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or that Ship and/or the Owner of that Ship and/or any operator or manager of it is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)                                  any other incident in which Environmentally Sensitive Material is released otherwise than from that Ship and in connection with which that Ship is actually or potentially liable to be arrested and/or where the Owner of that Ship and/or any operator or manager of that Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

“Environmental Law”  means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmentally Sensitive Material”  means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“EURIBOR”  means, for an Interest Period:

(a)                                  the rate per annum equal to the offered quotation for deposits in Euros for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on the appropriate page of the Reuters Monitor Money Rates Service at or about 11.00 a.m. (Brussels time) on the Quotation Date for that Interest Period; or

(b)                                 if no rate is quoted on the appropriate page of the Reuters Monitor Money Rates Service, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates per annum notified to the Agent by each Lender as the rate at which deposits in Euros are offered to that Lender by leading banks in the European Interbank Market at that Lender’s request at or about 11.00 a.m. (Brussels time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

“Euro”  and “Euros” means, for the time being, the single currency of Participating Member States as provided in the EMU Legislation;

“European Interbank Market” means the interbank market for Euros operating in Participating Member States;

“Existing Charter”  means, in relation to:

(a)                                  “APL BELGIUM”, a time charter dated 30 November 1999 (as supplemented and amended by addenda numbered 1 to 4 (inclusive) thereto and as the same may be further supplemented and amended from time to time), made between Lato and APL as charterer;

(b)                                 “CMA CGM ELBE”, a time charter dated 7 March 2003 (as supplemented and amended by addenda numbered 1 to 6 (inclusive) thereto and as the same may be further supplemented and amended from time to time), made between Lacey and CMA CGM as charterer;

(c)                                  “CMA CGM KALAMATA”, a time charter dated 7 March 2003 (as supplemented and amended by addenda numbered 1 to 5 (inclusive) thereto and as the same may be further supplemented and amended from time to time), made between Geoffrey and CMA CGM as charterer;

(d)                                 “CMA CGM KOMODO”, a time charter dated 7 March 2003 (as supplemented and amended by addenda numbered 1 to 5 (inclusive) thereto and as the same may be further supplemented and amended from time to time), made between Appleton and CMA CGM as charterer;

(e)                                  “HENRY”, a time charter dated 19 November 2003 (as supplemented and amended by addenda numbered 1 to 2 thereto and as the same may be further supplemented and amended from time to time), made between Tyron and Wan Hai Lines Ltd. of Taipei, Taiwan;

(f)                                    “HYUNDAI COMMODORE”, a time charter dated 14 April 2003 (as supplemented and amended by an addendum number 1 thereto and as the same may be further supplemented and amended from time to time) made between Commodore and HMM;

(g)                                 “HYUNDAI DUKE”, a time charter dated 14 April 2003 (as supplemented and amended by an addendum number 1 thereto and as the same may be further supplemented and amended from time to time) made between Duke and HMM; and

(h)                                 “INDEPENDENCE”, a time charter dated 19 November 2003 (as supplemented and amended by addenda numbered 1 to 2 thereto and as the same may be further supplemented and amended from time to time), made between Independence and Wan Hai Lines Ltd. of Taipei, Taiwan,

and in the plural means all of them;

“Existing Indebtedness”  means, at any relevant time, the aggregate Financial Indebtedness of Lato and Commodore under the Existing Loan Agreement;

“Existing Loan Agreement”  means the loan agreement dated 18 March 2005 made between (i) Lato, Commodore and certain other companies as joint and several borrowers, (ii) the banks and financial institutions referred to therein as lenders and (iii) Aegean Baltic Bank S.A. as agent and security agent in respect of a loan facility of (originally) $200,000,000 (of which an amount of $179,125,000 is outstanding by way of principal on the date of this Agreement) and, in the singular, means any of them;

“Existing Owners”  means each of:

(a)                                  Lato Shipping (Private) Ltd. (“Lato”), a company incorporated under the laws of the Republic of Singapore whose registered office is at 20 Raffles Place, #09-01, Ocean Towers, Singapore;

(b)                                 Appleton Navigation S.A. (“Appleton”);

(c)                                  Commodore Marine Inc. (“Commodore”);

(d)                                 Duke Marine Inc. (“Duke”);

(e)                                  Geoffrey Shipholding Limited (“Geoffrey”);

(f)                                    Independence Navigation Inc. (“Independence”);

(g)                                 Lacey Navigation Inc. (“Lacey”);

(h)                                 Tyron Enterprises S.A. (“Tyron”),

each a corporation incorporated under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia,

and, in the singular means any one of them;

“Existing Ships”  means each of:

(a)                                  “APL BELGIUM”, a 2002-built container vessel of approximately 5,500 TEUs container carrying capacity which is registered in the ownership of Lato under Singapore flag (“APL BELGIUM”);

(b)                                 “CMA CGM ELBE”, a 1991-built container vessel of approximately 2,930 TEUs container carrying capacity which is registered in the ownership of Lacey under Greek flag (“CMA CGM ELBE”);

(c)                                  “CMA CGM KALAMATA”, a 1991-built container vessel of approximately 2,930 TEUs container carrying capacity which is registered in the ownership of Geoffrey under Greek flag (“CMA CGM KALAMATA”);

(d)                                 “CMA CGM KOMODO”, a 1991-built container vessel of approximately 2,930 TEUs container carrying capacity which is registered in the ownership of Appleton under Greek flag (“CMA CGM KOMODO”);

(e)                                  “HENRY”, a 1986-built container vessel of approximately 3,065 TEUs container carrying capacity which is registered in the ownership of Tyron under Greek flag (“HENRY”);

(f)                                    “HYUNDAI COMMODORE”, a 1992-built container vessel of approximately 4,650 TEUs container carrying capacity which is registered in the ownership of Commodore under Greek flag (“HYUNDAI COMMODORE”);

(g)                                 “HYUNDAI DUKE”, a 1992-built container vessel of approximately 4,650 TEUs container carrying capacity which is registered in the ownership of Duke under Greek flag (“HYUNDAI DUKE”); and

(h)                                 “INDEPENDENCE”, a 1986-built container vessel of approximately 3,045 TEUs container carrying capacity which is registered in the ownership of Independence under Cypriot flag (“INDEPENDENCE”), and, in the singular, means any one of them;

“Event of Default”  means any of the events or circumstances described in Clause 20.1;

“Finance Documents”  means:

(a)                                  this Agreement;

(b)                                 the Master Agreement;

(c)                                  the Guarantees;

(d)                                 the Agency and Trust Agreement;

(e)                                  the Master Agreement Assignment;

(f)                                    the Mortgages;

(g)                                 the Deeds of Covenant;

(h)                                 the General Assignments;

(i)                                     the Danaos Earnings Account Pledge;

(j)                                     the Owner’s Earnings Account Pledges;

(k)                                  any Charterparty Assignment;

(l)                                     any Bareboat Charter Security Agreements;

(m)                               Manager’s Undertakings; and

(n)                                 any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower, any Owner or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement or any of the documents referred to in this definition;

“Financial Indebtedness”  means, in relation to a person (the “debtor”),  a liability of the debtor:

(a)                                  for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)                                 under any loan stock, bond, note or other security issued by the debtor;

(c)                                  under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)                                 under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)                                  under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor; or

(f)                                    under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

“Financial Year”  means, in relation to the Borrower’s Group and each Owner, each period of 1 year commencing on 1 January in respect of which its audited accounts are or ought to be prepared;

“Fleet Vessels”  means together all of the vessels (including, but not limited to, the Ships) from time to time owned or leased by members of the Borrower’s Group which, at the relevant time, are included within the Total Assets of the Borrower’s Group in the balance sheet of the Applicable Accounts or which would be included within the balance sheet if the Applicable Accounts were required to be prepared at that time;

“Forward Currency Swap”  means any Transaction made between the Borrower and the Swap Bank pursuant to the Master Agreement for the forward purchase or sale of one Optional Currency either with another Optional Currency or with Dollars;

“General Assignment”  means, in relation to each Mortgaged Ship, a general assignment of the Earnings, the Insurances and any Requisition Compensation of that Ship executed or to be executed by the relevant Owner in favour of the Security Trustee in such form as the Lenders may approve or require and, in the plural, means all of them;

“Guarantee”  means, in relation to each Owner, a guarantee by that Owner of the Borrower’s liabilities under this Agreement and the other Finance Documents executed or to be executed by the relevant Owner in favour of the Security Trustee in such form as the Lenders may approve or require and, in the plural, means all of them;

“HMM”  means Hyundai Merchant Marine Inc., a corporation incorporated under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia;

“Insurances”  means, in relation to each Mortgaged Ship:

(a)                                  all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, which are effected in respect of that Ship, her Earnings or otherwise in relation to her; and

(b)                                 all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

“Interest Coverage Ratio”  means, in relation to a Compliance Date or an accounting period, the ratio of (a) EBITDA for the most recent financial period of the Borrower’s Group to (b) the Net Interest Expenses for that financial period;

“Interest Period”  means a period determined in accordance with Clause 7;

“Interest Rate Swap Rate”  means, for any applicable period:

(a)                                  the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant applicable period which appears on the appropriate page of the Reuters Monitor Money Rates Service on the second Business Day prior to the commencement of the applicable period; or

(b)                                 if no rate is quoted on the appropriate page of the Reuters Monitor Money Rates Service, the rate per annum determined by the Swap Bank to be the Interest Rate Swap Rate for a period equal to, or as near as possible equal to, the relevant applicable period;

“IPO”  means a successful initial public offering of the shares of the Borrower on the New York Stock Exchange;

“ISM Code” means, in relation to its application to the Approved Manager, each Owner, the Mortgaged Ship owned by that Owner and its operation:

(a)                                  ‘The International Management Code for the Safe Operation of Ships and for Pollution Prevention’, currently known or referred to as the ‘ISM Code’, adopted by the Assembly of the International Maritime Organisation by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b)                                 all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organisation pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

“ISM Code Documentation” includes, in relation to each Mortgaged Ship:

(a)                                  the document of compliance (DOC) and safety management certificate (SMC) issued pursuant to the ISM Code in relation to that Ship within the periods specified by the ISM Code; and

(b)                                 all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Agent may require; and

(c)                                  any other documents which are prepared or which are otherwise relevant to establish and maintain that Ship’s compliance or the compliance of the Owner of that Ship with the ISM Code which the Agent may require;

“ISM SMS” means, in relation to each Mortgaged Ship, the safety management system for that Ship which is required to be developed, implemented and maintained by the Owner of that Ship under the ISM Code;

“Japanese Yen” means the lawful currency for the time being of Japan;

“ISPS Code”  means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation Assembly as the same may be amended or supplemented from time to time;

“ISPS Code Documentation”  includes, in relation to each Mortgaged Ship:

(a)                                  the International Ship Security Certificate issued pursuant to the ISPS Code in relation to that Ship within the period specified in the ISPS Code; and

(b)                                 all other documents and data which are relevant to the ISPS Code and its implementation and verification which the Agent may require;

“Lender”  means, subject to Clause 27.6:

(a)                                  a bank or financial institution listed in Schedule 1 and acting through its branch indicated in Schedule 1 (or through another branch notified to the Agent under Clause 27.14) unless it has delivered a Transfer Certificate or Certificates covering the entire amounts of its Commitment and its Contribution; and

(b)                                 the holder for the time being of a Transfer Certificate;

(and includes their respective successors);

“LIBOR” means, for an Interest Period:

(a)                                  the rate per annum equal to the offered quotation for deposits in Dollars or, as the case may be, the relevant Optional Currency for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on the appropriate page of the Reuters Monitor Money Rates Service at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars or, as the case may be, the relevant Optional Currency); or

(b)                                 if no rate is quoted on the appropriate page of the Reuters Monitor Money Rates Service, the rate per annum determined by the Agent to be the arithmetic mean

(rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates per annum notified to the Agent by each Lender as the rate at which deposits in Dollars or, as the case may be, the relevant Optional Currency are offered to that Lender by leading banks in the London Interbank Market at that Lender’s request at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

“Loan”  means the aggregate principal amount of the Advances for the time being outstanding under this Agreement;

“Long-Term Revolving Facility”  means the aggregate principal amount of initially up to $200,000,000 (as such amount may be increased pursuant to Clause 4.2(b)(iv));

“Long-Term Revolving Facility Limit”  means, at any time during the Availability Period for the Long-Term Revolving Facility, an amount initially not exceeding $200,000,000 in aggregate which may be increased from time to time by the aggregate amount of all Advances initially drawn under the Short-Term Revolving Facility and which have been consolidated into the Long-Term Revolving Facility pursuant to Clause 4.2(b)(iii) and which may be reduced by any optional cancellations made pursuant to this Agreement;

“Major Casualty”  means, in relation to each Mortgaged Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,500,000 or the equivalent in any other currency;

“Majority Lenders”  means:

(a)                                  at any time when no Advances are outstanding, Lenders whose Commitments total 66.67 per cent. of the Total Commitments; and

(b)                                 at any other time, Lenders whose Contributions total 66.67 per cent. of the Loan;

“Management Agreement”  means, in relation to each Mortgaged Ship, an agreement made or to be made between (i) the Owner of that Ship and (ii) the Approved Manager in respect of the commercial and technical management of the Ship and, in the plural, means all of them;

“Manager’s Undertaking”  means, in relation to each Mortgaged Ship, a letter of undertaking executed or to be executed by the Approved Manager in favour of the Security Trustee in such form as the Lenders may approve or require agreeing certain matters in relation to the management of that Ship and subordinating the rights of the Approved Manager against the Ship and the Owner thereof to the rights of the Creditor Parties under the Finance Documents and, in the plural, means all of them;

“Market Value”  means, in relation to each Mortgaged Ship and each Fleet Vessel, the market value thereof calculated in accordance with Clause 16.4 or, as the case may be, Clause 16.5;

“Market Value Adjusted Net Worth”  means, at any time, the amount by which the Market Value Adjusted Total Assets exceed the Total Liabilities;

“Market Value Adjusted Total Assets”  means, at any time, the Total Assets adjusted to reflect the Market Value of all Fleet Vessels (by substituting the value of each Fleet

Vessel as specified in the Applicable Accounts with the Market Value of that Fleet Vessel as at the relevant Compliance Date);

“Margin” means, 0.70 per cent. per annum;

“Master Agreement” means a master agreement (on the 1992 or, as the case may be, 2002 ISDA (Multicurrency - Crossborder) form) made between the Borrower and the Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under the master agreement;

“Master Agreement Assignment” means the assignment of the Master Agreement in such form as the Lenders may approve or require;

“Mortgage” means, in relation to each Mortgaged Ship, a first priority or preferred mortgage on that Ship executed or to be executed by the relevant Owner in favour of the Security Trustee or, as the case may be, the Lenders, in each case to be in such form as the Lenders may approve or require and, in the plural, means all of them;

“Mortgaged Ship”  means a Ship which is subject to a Mortgage at any relevant time and, in the plural, means all of them;

“Negotiation Period” has the meaning given in Clause 6.10;

“Net Income” means, in relation to each Financial Year of the Borrower, the aggregate income of the Borrower’s Group appearing in the Applicable Accounts for that Financial Year less the aggregate of:

(a)                                  the amounts incurred by the Borrower’s Group during that Financial Year as expenses of its business;

(b)                                 depreciation, amortisation and all interest in respect of all Financial Indebtedness of the Borrower’s Group paid by all members of the Borrower’s Group during that Financial Year;

(c)                                  Net Interest Expenses;

(d)                                 taxes; and

(e)                                  other items charged to the Borrower’s consolidated profit and loss account for the relevant Financial Year;

“Net Interest Expenses”  means, as of any Compliance Date, the aggregate of all interest, commitment and other fees, commissions, discounts and other costs, charges or expenses accruing due from all the members the Borrower’s Group during that accounting period less interest income received, determined on a consolidated basis in accordance with USGAAP and as shown in the consolidated statements of income for the Group in the Applicable Accounts;

“Optional Currency” means any one of Euro, Japanese Yen, Sterling or Swiss Francs or any other currency which may be approved by all the Lenders (in their sole and absolute discretion)  Provided that such currency is for the time being freely transferable, freely convertible into Dollars and dealt in on the London Interbank Market or, as the case may be, the European Interbank Market;

“Optional Currency Advance” means each Advance requested by, and made available to, the Borrower and/or continued in an Optional Currency and in the plural means all of them;

“Original Dollar Amount” means the amount in Dollars which would have been outstanding if the relevant Advance had first been drawn in and had remained denominated in Dollars, reduced as may be appropriate from time to time by repayments and/or prepayments and in accordance with Clause 5;

“Owner” means, in relation to:

(a)                                  “APL BELGIUM”, Lato;

(b)                                 “CMA CGM ELBE”, Lacey;

(c)                                  “CMA CGM KALAMATA”, Geoffrey;

(d)                                 “CMA CGM KOMODO”, Appleton;

(e)                                  “HENRY”, Tyron;

(f)                                    “HYUNDAI COMMORE”, Commodore;

(g)                                 “HYUNDAI DUKE”, Duke;

(h)                                 “INDEPENDENCE”, Independence; and

(i)                                     each other Mortgaged Ship, the Approved Guarantor which (i) is the owner of such Mortgaged Ship or (ii) acquired such Mortgaged Ship pursuant to the Approved MOA relative thereto, and, in the plural, means all of them;

“Owner’s Earnings Account”  means, in relation to each Mortgaged Ship, an account in the name of the Owner of such Ship with the Agent in Athens designated “[name of Ship] - Earnings Account” or any other account (with that or another office of the Agent) which is designated by the Agent as the Owner’s Earnings Account in relation to that Ship for the purposes of this Agreement and, in the plural, means all of them;

“Owner’s Earnings Account Pledge” means, in relation to each Owner’s Earnings Account, a pledge of that Owner’s Earnings Account executed or to be executed by the relevant Owner in favour of the Lenders and the Agent in such form as the Lenders may approve or require and, in the plural, means all of them;

“Participating Member State”  means each state so described in any EMU Legislation;

“Payment Currency” has the meaning given in Clause 22.5;

“Permissible Limit” means, for the purpose of Clause 5, the lesser of (a) the Total Commitments and (b) the Relevant Percentage (as defined in Clause 4.2) of the aggregate Market Value of the Mortgaged Ships.

“Pertinent Jurisdiction”, in relation to a company, means:

(a)                                  England and Wales;

(b)                                 the country under the laws of which the company is incorporated or formed;

(c)                                  a country in which the company’s central management and control is or has recently been exercised;

(d)                                 a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)                                  a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)                                    a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above;

“Potential Event of Default”  means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Majority Lenders (in the case of any provision of this Agreement or any of the other Finance Documents which is made subject to the determination of the Majority Lenders) and/or the satisfaction of any other condition, would constitute an Event of Default;

“Quotation Date” means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document):

(a)                                  in the case of deposits in Dollars or an Optional Currency (other than Euros), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the relevant currency to which such rate is to be determined for delivery on the first day of that Interest Period or other period; and

(b)                                 in the case of deposits in Euros, the Target Day on which quotations would ordinarily be given by leading banks in the European Interbank Market for deposits in Euros for delivery on the first day of that Interest Period or other period;

“Reference Loan” means, for the purpose of Clause 5, the amount in Dollars which would have been outstanding at the relevant time if the Term Loan had been (a) denominated in Dollars on the Amortising Period Commencement Date and thereafter remained denominated in Dollars and (b) reduced from time to time by the repayments and/or prepayments (made in Dollars) referred to in Clause 9;

“Reference Rate” means:

(a)                                  in relation to an Advance denominated in Dollars or in an Optional Currency (other than Euros), LIBOR; and

(b)                                 in relation to an Advance denominated in Euros, EURIBOR;

“Relevant Person” has the meaning given in Clause 20.9;

“Repayment Date”  means a date on which a repayment is required to be made under Clause 9;

“Requisition Compensation”  includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Revolving Credit”  means, at any time, the aggregate principal amount of the Long-Term Revolving Facility Limit and the Short-Term Revolving Facility Limit or, as the context may require, the aggregate principal amount of the Advances under the Long-Term Revolving Facility and Short-Term Revolving Facility outstanding under this Agreement at that time;

“Revolving Period”  means the period commencing on the date of this Agreement and ending on the date falling on the fifth anniversary of the date of this Agreement;

“Secured Liabilities”  means all liabilities which the Borrower, the Owners, the other Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or by virtue of the Finance Documents or any judgement relating to the Finance Documents; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Cover Ratio”  means the ratio which is determined, at any time, by comparing the aggregate of the amounts referred to in paragraphs (a) and (b) of Clause 16.1 against the Loan;

“Security Interest”  means:

(a)                                  a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)                                 the rights of the plaintiff under an action in rem in which the vessel concerned has been arrested or a writ has been issued or similar step taken; and

(c)                                  any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A;

but this definition does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party”  means each of the Owners and any other person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of “Finance Documents”;

“Security Period”  means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrower, the Security Parties, the Lenders and the other Creditor Parties (which notice the Agent shall give when the conditions set out below are satisfied) that:

(a)                                  all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents have been paid;

(b)                                 no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)                                  neither the Borrower nor any Security Party has any future or contingent liability under Clause 21, 22 or 23 or any other provision of this Agreement or another Finance Document; and

(d)                                 the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

“Security Trustee”  means Aegean Baltic Bank S.A., in its capacity as security trustee for the Lenders under the Finance Documents, or any successor of it in such capacity appointed under clause 5 of the Agency and Trust Agreement;

 “Ships”  means, together, the Existing Ships and the Approved Ships and, in the singular, means any of them;

“Short-Term Revolving Facility”  means the aggregate principal amount of initially up to $500,000,000 which may be drawn by the Borrower in accordance with Clause 4.2;

“Short-Term Revolving Facility Limit”  means, at any time during the Availability Period for the Short-Term Revolving Facility, an amount initially not exceeding $500,000,000 in aggregate which shall be reduced from time to time by (a) the aggregate amount of all Advances drawn under the Short-Term Revolving Facility and consolidated into the Long-Term Revolving Facility pursuant to Clause 4.2(b)(iv) and (b) any undrawn amounts of the Short-Term Revolving Facility cancelled by the Lenders pursuant to Clause 4.8 or by the Borrower pursuant to Clause 9.5;

“Spot Rate of Exchange” means, in relation to an Optional Currency and in respect of any Interest Period, the Agent’s spot rate of exchange for the purchase in the London Interbank Market or, as the case may be, the European Interbank Market, of that Optional Currency with Dollars at or about 11.00 a.m. (London Time) on the Quotation Date for the relevant Interest Period;

“Sterling”  means the lawful currency for the time being of the United Kingdom;

“Sub-Loan”  shall have the meaning given to that term in Clause 9.2(c);

“Swap Bank”  means HSH Nordbank AG acting through its office at Martensdamm 6, D-24103 Kiel, Germany;

“Swap Exposure” means, as at any relevant date, the amount certified by the Swap Bank to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrower to the Swap Bank under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions entered into between the Borrower and the Swap Bank;

“Swiss Francs” means the lawful currency for the time being of the Swiss Federation;

“Target Day” means a day on which the Trans-european Automated Real time Gross settlement Express Transfer system is open, which is, at the date of this Agreement, any day (other than a Saturday or Sunday) other than Christmas Day and New Year’s Day;

“Term Loan”  means, on the Amortising Period Commencement Date, the aggregate principal amount of all the Advances (following the conversion of the Revolving Credit to the Term Loan pursuant to Clause 9.1) and, at all times thereafter, the Loan for the time being outstanding under this Agreement;

“Third Stage”  means the third stage of European economic and monetary union pursuant to the Treaty on European Union;

“Total Assets” means, as of any Compliance Date, the aggregate value of all assets of the Borrower’s Group included in the Applicable Accounts as “current assets” and the value of all investments (valued in accordance with USGAAP) and all other tangible and intangible assets of the Borrower’s Group properly included in the Applicable Accounts as “fixed assets” in accordance with USGAAP;

“Total Indebtedness”  means the consolidated Financial Indebtedness of the Borrower’s Group as shown in the consolidated balance sheets for the Borrower’s Group in the Applicable Accounts;

“Total Liabilities” means, as of any Compliance Date, Total Assets less Book Net Worth;

“Total Loss”  means, in relation to each Mortgaged Ship:

(a)                                  actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)                                 any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension;

(c)                                  any condemnation of that Ship by any tribunal or by any person or person claiming to be a tribunal; and any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless she is within 30 days redelivered to the full control of the Owner of that Ship;

“Total Loss Date”  means, in relation to each Mortgaged Ship:

(a)                                  in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)                                 in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earliest of:

(i)                                     the date on which a notice of abandonment is given to the insurers; and

(ii)                                  the date of any compromise, arrangement or agreement made by or on behalf of the Owner of that Ship with that Ship’s insurers in which the insurers agree to treat that Ship as a total loss; and

(c)                                  in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;

“Transaction”  has the meaning given in the Master Agreement;

“Transfer Certificate”  has the meaning given in Clause 27.2;

“Treaty on European Union”  means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty of 7 February 1992;

“Trust Property” has the meaning given in clause 3.1 of the Agency and Trust Agreement;

“USGAAP” means generally accepted accounting principles as from time to time in effect in the United States of America;

“Weighted Age”  means, in relation to any Mortgaged Ship which is a container vessel, the product of that Ship’s Age multiplied by that Ship’s Weight Factor;

“Weighted Average Age of the Ships”  means, the aggregate of the single Weighted Age of all the Mortgaged Ships which are container vessels at the Amortising Period Commencement Date; and

“Weight Factor”  means, in relation to any Mortgaged Ship which is a container vessel, the nominal TEU capacity of such Ship expressed as a percentage of the aggregate TEU capacity of all Mortgaged Ships on the Amortising Period Commencement Date which are container vessels.

1.2                               Construction of certain terms.  In this Agreement:

“approved”  means, for the purposes of Clause 14, approved in writing by the Agent, with the authorisation of the Majority Lenders;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter, fax or telex;

“excess risks”  means, in relation to each Mortgaged Ship, (i) the proportion of claims for general average, salvage and salvage charges which are not recoverable as a result of the value at which that Ship is assessed for the purpose of such claims exceeding her hull and machinery insured value and (ii) collision liabilities not recoverable in full under the applicable hull and machinery insurance by reason of such liabilities exceeding such proportion of the insured value of that Ship as is covered thereunder;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any form of delegated legislation, any order or decree, any treaty or international convention and any regulation or resolution of the Council of the European Union,  the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months”  shall be construed in accordance with Clause 1.3;

“obligatory insurances”  means, in relation to each Mortgaged Ship, all insurances effected, or which the Owner of that Ship is obliged to effect, under Clause 14 or any other provision of this Agreement or another Finance Document;

“parent company”  has the meaning given in Clause 1.4;

“person”  includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks”  means the usual risks covered by a protection and indemnity association managed in London, including, but not limited to, pollution, freight, demurrage and detention risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or Clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or the Conditions and Plan of the Swedish Club or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary”  has the meaning given in Clause 1.4;

“successor” includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person’s rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person;

“tax”  includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

“war risks”  includes all risks referred to in the Institute War and Strike Clauses (Hulls) (1/10/83) and (1/11/95) including, but not limited to, the risk of mines, blocking and trapping, missing vessel, political risks, deprivation, confiscation and all risks excluded by Clause 23 of the Institute Time Clauses (Hulls) (1/10/83) or Clause 24 of the Institute Time Clauses (Hulls) (1/11/1995) or in the Conditions and Plan of the Swedish Club.

1.3                               Meaning of “month”.  A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)                                  on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)                                 on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

1.4                               Meaning of “subsidiary”.  A company (S) is a subsidiary of another company (P) if:

(a)                                  a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)                                 P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)                                  P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)                                 P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.5                               General Interpretation.

(a)                                  In this Agreement:

(i)                                     references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(ii)                                  references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(iii)                               words denoting the singular number shall include the plural and vice versa; and

(iv)                              where a determination or opinion is stated to be “conclusive” it shall be binding on the relevant party save for manifest error;

(b)                                 Clauses 1.1 to 1.4 and paragraph (a) of this Clause 1.5 apply unless the contrary intention appears.

(c)                                  The clause headings shall not affect the interpretation of this Agreement.

2                                         FACILITIES

2.1                               Amount of facilities.  Subject to the other provisions of this Agreement (including, without limitation, Clause 4.2), the Lenders shall make available to the Borrower revolving credit and term loan credit facilities not exceeding $700,000,000 in aggregate at any time.

2.2                               Lenders’ participations in Advances.  Subject to the other provisions of this Agreement, each Lender shall participate in each Advance in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments.

3                                         POSITION OF THE LENDERS, THE SWAP BANK AND THE MAJORITY LENDERS

3.1                               Interests of Lenders and Swap Bank several.  The rights of the Lenders and the Swap Bank under this Agreement and the Master Agreement are several; accordingly:

(a)                                  each Lender shall be entitled to sue for any amount which has become due and payable by the Borrower to it under this Agreement; and

(b)                                 the Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrower to it under the Master Agreement,

without joining the Agent, the Security Trustee, any other Lender or the Swap Bank as additional parties in the proceedings.

3.2                               Proceedings by individual Lender or Swap Bank.  However, without the prior consent of the Majority Lenders, no Lender and the Swap Bank may bring proceedings in respect of:

(a)                                  any other liability or obligation of the Borrower or a Security Party under or connected with a Finance Document or the Master Agreement; or

(b)                                 any misrepresentation or breach of warranty by the Borrower or a Security Party in or connected with a Finance Document or the Master Agreement.

3.3                               Obligations several.  The obligations of the Lenders under this Agreement and of the Swap Bank under the Master Agreement are several; and a failure of a Lender to perform its obligations under this Agreement or of the Swap Bank to perform its obligations under the Master Agreement shall not result in:

(a)                                  the obligations of the other Lenders being increased; nor

(b)                                 the Borrower, any Security Party or any other Creditor Party being discharged (in whole or in part) from its obligations under any Finance Document;

and in no circumstances shall a Lender or the Swap Bank have any responsibility for a failure of another Lender or the Swap Bank to perform its obligations under this Agreement or the Master Agreement.

3.4                               Parties bound by certain actions of Majority Lenders.  Every Lender, the Swap Bank, the Borrower and each Security Party shall be bound by:

(a)                                  any determination made, or action taken, by the Majority Lenders under any provision of a Finance Document;

(b)                                 any instruction or authorisation given by the Majority Lenders to the Agent or the Security Trustee under or in connection with any Finance Document;

(c)                                  any action taken (or in good faith purportedly taken) by the Agent or the Security Trustee in accordance with such an instruction or authorisation.

3.5                               Reliance on action of Agent.  However, the Borrower and each Security Party:

(a)                                  shall be entitled to assume that the Majority Lenders have duly given any instruction or authorisation which, under any provision of a Finance Document, is required in relation to any action which the Agent has taken or is about to take; and

(b)                                 shall not be entitled to require any evidence that such an instruction or authorisation has been given.

3.6                               Construction.  In Clauses 3.4 and 3.5 references to action taken include (without limitation) the granting of any waiver or consent, an approval of any document and an agreement to any matter.

4                                         DRAWDOWN

4.1                               Request for Advance.  Subject to the following conditions, the Borrower may request an Advance to be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (Greek time) 3 Business Days prior to the intended Drawdown Date.

4.2                               Availability.  The conditions referred to in Clause 4.1 are that:

(a)                                  in the case of an Advance under the Long-Term Revolving Facility;

(i)                                     the Drawdown Date of such Advance shall be a Business Day during the Availability Period for the Long-Term Revolving Facility;

(ii)                                  the Drawdown Date in respect of the first such Advance shall not be later than 31 December 2006 (and such Advance shall (inter alia) be applied in fully refinancing the Existing Indebtedness secured on the Existing Ships) and a failure by the Borrower to satisfy this condition shall result in the Commitments and all other obligations of each Lender to the Borrower under this Agreement being automatically terminated on 31 December 2006; and

(iii)                               when such Advance is aggregated with all other then outstanding Advances under the Long-Term Revolving Facility (including, without limitation, any Advances initially made under the Short-Term Revolving Facility), the aggregate amount of such Advances does not exceed the lesser of (A) the Long-Term Revolving Facility Limit and (B) the Relevant Percentage of the aggregate Market Values of the Mortgaged Ships;

(b)                                 in the case of an Advance under the Short-Term Revolving Facility:

(i)                                     on the Drawdown Date of any Advance under the Short-Term Revolving Facility, the Long-Term Revolving Facility Limit will have been fully drawn;

(ii)                                  the Drawdown Date of such Advance shall be a Business Day during the Availability Period relative to the Short-Term Revolving Facility;

(iii)                               when such Advance is aggregated with all other then outstanding Advances under the Long-Term Revolving Facility (including, without limitation, any Advances initially made under the Short-Term Revolving Facility), the Advances do not exceed the lesser of (A) the Total Commitments and (B) the Relevant Percentage of the aggregate Market Value of the Mortgaged Ships;

(iv)                              on the Drawdown Date of such Advance (and immediately following the drawdown thereof), the Advance will be consolidated into the Long-Term Revolving Facility and the Short-Term Revolving Facility Limit shall be permanently reduced by the amount of the Advance (and the Long-Term Revolving Facility Limit will be increased by the same amount);

(c)                                  each Advance shall be drawn down in an amount of at least $5,000,000 or a higher integral multiple of $1,000,000; and

(d)                                 if any part of the Total Commitments relating to the Short-Term Revolving Facility or the Long-Term Revolving Facility have not been borrowed before the end of the Availability

Period applicable thereto, the Total Commitments shall on that date be permanently cancelled by an amount equal to such undrawn amount,

In Clauses 4.2(a)(iii) and 4.2(b)(iii) “Relevant Percentage”  means (1) at any time when the Loan does not exceed $200,000,000, 80 per cent. and (2) at all other times, 75 per cent.

4.3                               Purpose of Advances.  The Borrower undertakes with each Creditor Party to use each Advance only for the purposes stated in the Recitals to this Agreement.

4.4                               Notification to Lenders of receipt of Drawdown Notice.  The Agent shall promptly notify the Lenders it has received a Drawdown Notice and the Agent shall inform each Lender of:

(a)                                  the amount of the Advance and the Drawdown Date;

(b)                                 the amount of that Lender’s participation in the Advance; and

(c)                                  the duration of the first Interest Period relative to such Advance.

4.5                               Drawdown Notice irrevocable.  A Drawdown Notice must be signed by a duly authorised person on behalf of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting with the authorisation of the Majority Lenders.

4.6                               Lenders to make available Contributions.  Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date, make available to the Agent for the account of the Borrower the amount due from that Lender on that Drawdown Date under Clause 2.2.

4.7                               Disbursement of Advances.  Subject to the provisions of this Agreement the Agent shall, on and with value on each Drawdown Date, pay to the Borrower the amounts which the Agent receives from the Lenders under Clause 4.6; and that payment to the Borrower shall be made:

(a)                                  in the case of the first Advance under the Long-Term Revolving Facility which shall be used to refinance the Existing Indebtedness, to such account of the Existing Owners (or any of them) as may be specified by the Agent to the Borrower, with such Advance being applied to fully prepay the Existing Indebtedness;

(b)                                 in the case of each other Advance, to the account nominated by the Borrower in the Drawdown Notice and, if applicable, subject to such conditions or restrictions as the Agent may reasonably impose; and

(c)                                  in each case, in the like funds as the Agent received the payments from the Lenders.

4.8                               Review of Availability Period for Short-Term Revolving Facility.  If at the end of the Availability Period for the Short-Term Revolving Facility the Short-Term Revolving Facility has not been fully drawn, the Borrower may, by giving the Agent not less than 30 days notice in writing, request the extension of the original Availability Period for the Short Term Revolving Facility for a further period of up to 364 days (an “Extension Period”).  If all the Lenders, acting in their sole and absolute discretion, agree to extend the applicable Availability Period in accordance with this Clause 4.8 the Agent shall send to the Borrower a notice in writing advising it of the period by which the Availability Period will be extended and the available amount of the Short-Term Revolving Facility during the Extension Period Provided that:

(a)                                  the Lenders shall, in their sole and absolute discretion, determine how much of the Short-Term Revolving Facility Limit may be made available to the Borrower during any Extension Period and the length of the Extension Period and if the Lenders agree to make available less than the whole of the Short-Term Revolving Facility Limit, the balance shall be permanently cancelled and the Commitments of the Lenders shall be permanently reduced by (in aggregate) the amount which has been so cancelled; and

(b)                                 if the Lenders agree to extend the Availability Period, the Borrower shall on or prior to the expiry of each Extension Period be entitled, by giving the Agent not less than 30 days notice in writing, to request a further extension (of up to 364 days) in the Availability Period applicable to the Short-Term Revolving Facility subject to making such a request prior to the date falling on the fourth anniversary of this Agreement;

(c)                                  on the earlier of (i) the end of the Availability Period in respect of the Short-Term Revolving Facility (as extended by one or more Extension Periods) and (ii) the Amortising Period Commencement Date, any undrawn amounts of the Short-Term Revolving Facility shall be permanently cancelled.

4.9                               Approval of Ships.  Each Ship nominated by the Borrower to be an Approved Ship for the purposes of this Agreement shall need to be approved first by all the Lenders as such (which approval shall not be unreasonably withheld in the case of a Ship which falls within paragraphs (a), (b) or (c) of the definition of “Approved Ship” and such approval shall be in the sole and absolute discretion of the Lenders in the case of a Ship which falls within paragraph (d) of the definition of “Approved Ship”)  Provided that if a Lender fails to respond to the Agent within 10 Business Days of the Agent’s notice to the Lenders seeking their approval of a Ship as an Approved Ship, that Lender shall be deemed to have given its approval.

5                                         CURRENCY OPTION

5.1                               Notice of Optional Currency.  Subject to the following provisions of this Clause 5 and the other provisions of this Agreement, the Borrower may elect that up to 2 Advances each be denominated in an Optional Currency during an Interest Period applicable to each such Advance by ensuring that the Agent receives, not later than 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period, a notice specifying the Optional Currency in which the Borrower wishes such Advance to be denominated during the Interest Period and the amount (in Dollars) to be denominated in such Optional Currency Provided always that:

(a)                                  the Loan may be divided at any time into Advances denominated in no more than 3 different currencies with no more than 2 Advances being denominated in Optional Currencies;

(b)                                 the amount of each Advance which is denominated in an Optional Currency shall not be less than the higher of (i) the equivalent in the relevant Optional Currency of $10,000,000 (determined by converting that Optional Currency into Dollars at the applicable Dollar Spot Rate of Exchange) and (ii) an amount equal to at least 20 per cent. of the aggregate amount of all Advances denominated in Optional Currencies (and the amounts referred to in this sub-paragraph (ii) shall be calculated by nominally converting into Dollars each Advance denominated in an Optional Currency using the Dollar Spot Rate of Exchange applicable to the relevant Interest Period or Interest Periods);

(c)                                  the aggregate amount of the Advances denominated in Optional Currencies (when such Advances are nominally converted into Dollars using the Dollar Spot Rate of Exchange applicable to the relevant Interest Period or Interest Periods) shall not exceed the lesser of (i) $140,000,000 and (ii) 70 per cent. of the Loan;

(d)                                 no Event of Default or Potential Event of Default shall have occurred or be continuing; and

(e)                                  the Lenders are satisfied that funds in the Optional Currency requested by the Borrower are available to them in the normal course of business for the duration of the Interest Period.

5.2                               Failure to give notice.  If the Borrower fails to give a notice in accordance with, and by the time mentioned in Clause 5.1 for any applicable Interest Period, the whole of the relevant Advance shall be denominated in Dollars for the Interest Period.

5.3                               Agent to notify the Lenders.  The Agent shall notify the Lenders, promptly upon receiving a notice under Clause 5.1, of the Optional Currency requested by the Borrower in such notice.

5.4                               Objection by a Lender to requested Optional Currency.   If, after the Borrower has requested that an Advance be denominated in an Optional Currency during an Interest Period, any Lender notifies the Agent by 11.00 a.m. (London time) on the Business Day falling immediately prior to the commencement of the Interest Period that it is unable to fund itself in the Optional Currency requested by the Borrower, the whole of the relevant Advance shall be denominated in Dollars for the Interest Period.

5.5                               Initial advance in an Optional Currency.   If an Advance is to be made available in an Optional Currency for the first Interest Period applicable to that Advance, the Lenders will make available to the Borrower in accordance with Clause 2.2 an amount determined by converting into that Optional Currency the Dollar amount of the Advance at the Spot Rate of Exchange applicable to the Interest Period.

5.6                               Determination of Continuing Balance at end of Interest Period.  At the end of each Interest Period in respect of an Advance (the “preceding Interest Period”), the Agent shall determine the amount of the Loan during the immediately succeeding Interest Period for that Advance (the “succeeding Interest Period”) (such amount being hereinafter referred to as the “Continuing Balance”).  The Agent’s determination of the Continuing Balance shall be made in the following manner:

(a)                                  if the determination is made during the Revolving Period, by notionally converting any Advances denominated in an Optional Currency into Dollars at the Dollar Spot Rate of Exchange applicable to the succeeding Interest Period and aggregating such Advances with any Advances at that time denominated in Dollars (such aggregate amount being hereinafter referred to as the “Dollar Equivalent Amount of the Loan”) and if on the date on which the Agent makes its determination:

(i)                                     the Dollar Equivalent Amount of the Loan exceeds the Permissible Limit, the Borrower shall forthwith prepay in full an amount equal to such excess (and the provisions of sub-paragraph (ii) shall apply to the balance of the Dollar Equivalent Amount of the Loan (after the application of the prepayment to be made pursuant to this sub-paragraph (i));

(ii)                                  the Dollar Equivalent Amount of the Loan exceeds the Long-Term Revolving Facility Limit (but not the Permissible Limit), the Borrower shall either:

(A)                              notionally drawdown an Advance under the Short-Term Revolving Facility which shall be equal to such excess (and the Borrower shall pay all fees applicable to the drawdown of such Advance pursuant to Clause 21.1); or

(B)                                prepay such amount so that, following the application of such prepayment against the Loan, the Dollar Equivalent Amount of the Loan does not exceed the Long-Term Revolving Facility Limit; and

(iii)                               the circumstances referred to in sub-paragraphs (i) and (ii) do not apply, the Continuing Balance shall be equal to the Loan at that time; and

(iv)                              the Continuing Balance (as determined in accordance with the foregoing provisions of this Clause 5.6(a)) is less than the Dollar Equivalent Amount of the Loan in the preceding Interest Period, the amount of such difference may not be reborrowed and the Lenders shall not be obliged to advance to the Borrower any further monies (other than in accordance with Clause 9.14(b)); and

(b)                                 if the determination is made on or after the Amortising Period Commencement Date, the determination shall be made immediately after the Borrower has made any repayment and/or prepayment of all or any part of the Advance which it is required to make at that time pursuant to Clause 9 and:

(i)                                     if the Dollar Equivalent Amount of the Loan exceeds the Reference Loan, the Borrower shall forthwith prepay an amount equal to such excess; and

(ii)                                  if the Dollar Equivalent Amount of the Loan does not exceed the Reference Loan, the Continuing Balance shall be equal to the Term Loan in the preceding Interest Period (as reduced in accordance with the provisions of Clause 9) and the Lenders shall not be obliged to advance to the Borrower any further monies.

5.7                               Continuation of an Advance in the same currency.  If an Advance is to be continued during the succeeding Interest Period in the same Optional Currency in which it was denominated during the preceding Interest Period, the Agent shall:

(a)                                  first determine the Continuing Balance of the Loan in accordance with Clause 5.6; and

(b)                                 thereafter:

(i)                                     if the relevant Advance has been reduced by any prepayment and/or repayment (pursuant to Clause 5.6 and/or Clause 9), the Advance shall continue to be made available during the succeeding Interest Period in the amount so reduced unless the effect of the prepayment and/or repayment is to fully repay the Advance in which case the Advance shall not continue to be made available in the succeeding Interest Period; and

(ii)                                  if no prepayment or repayment is required to be made pursuant to this Agreement, the Advance will continue to be made available during the succeeding Interest Period in the same amount as the Advance was outstanding (in the relevant Optimal Currency) at the end of the preceding Interest Period.

5.8                               Continuation of an Advance in a different currency.  If an Advance is to be continued during the succeeding Interest Period in a different currency from that in which it was denominated during the preceding Interest Period:

(a)                                  the Agent shall:

(i)                                     first determine the Continuing Balance of the Loan in accordance with Clause 5.6; and

(ii)                                  secondly:

(A)                              if the relevant Advance has been reduced by any prepayment and/or repayment (pursuant to Clause 5.6 and/or Clause 9), the Advance shall continue to be made available during the succeeding Interest Period in the amount so reduced unless the effect of the prepayment and/or repayment is to fully repay the Advance in which case the Advance shall not continue to be made available in the succeeding Interest Period; and
(B)                                if no prepayment or repayment is required to be made pursuant to this Agreement, the Advance will continue to be made available during the succeeding Interest Period in the same amount as the Advance was outstanding (in the relevant Optional Currency) at the end of the preceding Interest Period;

(iii)                               thirdly, conditional upon the repayments required by paragraphs (a) and (b) and subject to the other provisions of this Agreement, the relevant Advance shall be re-advanced forthwith on terms that:

(A)                              if the Advance is to be denominated in Dollars during the succeeding Interest Period, the Lenders shall make available to the Borrower in accordance with Clause 2.2 an amount in Dollars (the “relevant Dollar amount”) determined by converting into Dollars the amount of the relevant Advance (or, if applicable pursuant to sub-paragraph (b)(i) of this Clause 5.8, its remaining balance) in the currency in which it is then denominated on the basis of the Dollar Spot Rate of Exchange applicable to the succeeding Interest Period; and
(B)                                if the relevant Advance is to be denominated in another Optional Currency during the succeeding Interest Period, the Lenders shall make available to the Borrower in accordance with Clause 2.2 an amount in the other Optional Currency determined by converting into that other Optional Currency the relevant Dollar amount on the basis of the Spot Rate of Exchange applicable to the succeeding Interest Period;

(b)                                 the Lenders may, with value on the first day of the succeeding Interest Period, apply a sum equal to the amount (determined as aforesaid) to be advanced (or, as the case may be, so much of that amount as may be necessary) in purchasing an amount in the currency in which the relevant Advance is then outstanding sufficient to make the repayment (or so much of the repayment as can be purchased with the amount to be advanced on that date) and shall on receipt thereof apply the amount so purchased in or towards the repayment;

(c)                                  (without prejudice to the other provisions of this Clause 5) if:

(i)                                     after the purchase and application referred to in Clause 5.8(b) any moneys remain owing to the Lenders or any moneys remain to be advanced to the Borrower by the Lenders on that date in respect of the relevant Advance; or

(ii)                                  for any reason the application is not or cannot be effected on that date;

the Agent shall promptly notify the Borrower of the fact and of the amount so owing or to be advanced and the Borrower, subject to Clause 5.6(a)(ii), shall forthwith pay the amount to the Agent for the account of the Lenders or (as the case may be), and so long as no Event of Default has occurred and is continuing, the Lenders shall forthwith in accordance with Clause 2.2 advance the amount to the Borrower; and

(d)                                 the Borrower shall indemnify each Lender on demand against all costs, expenses, liabilities and losses sustained as incurred as a result of or in connection with the operation of this Clause 5.

5.9                               Determination of Continuing Balance during Interest Period.  The Agent may at any time during an Interest Period during which an Advance is denominated in an Optional Currency determine the Continuing Balance of the Loan by first determining the Dollar Equivalent Amount of the Loan:

(a)                                  if the determination is made during the Revolving Period and the Agent determines:

(i)                                     that the Dollar Equivalent Amount of the Loan is greater than 105 per cent. of the Permissible Limit (for the purposes of this sub-paragraph (i), the “excess”), the Borrower shall, within 10 Business Days of notice from the Agent to such effect, pay to a pledged deposit account to be opened in the name of the Borrower with the Agent (for the account of the Lenders) an amount in Dollars equal to the excess (but taking account of any moneys already paid pursuant to this Clause 5.9 and not then applied as referred to below) and the provisions of sub-paragraph (ii) below shall apply to the balance of the Dollar Equivalent Amount of the Loan.  Amounts paid pursuant to this Clause 5.9 shall be retained by the Agent and applied on the last day of each Interest Period in respect of the whole of the relevant Advance and on each Repayment Date in or towards satisfaction of the Borrower’s actual obligation to make a payment in accordance with Clause 5.6; and

(ii)                                  that the Dollar Equivalent Loan exceeds the Long-Term Revolving Facility Limit (but not the Permissible Limit), the Borrower shall, on the first date on which interest is payable in respect of any Advance pursuant to Clause 6, either:

(A)                              notionally drawdown an Advance under the Short-Term Revolving Facility which shall be equal to such excess (and the Borrower shall pay all fees applicable to the drawdown of such Advance pursuant to Clause 21.1); or
(B)                                prepay such amount so that, following the application of such prepayment against the Loan, the Dollar Equivalent Amount of the Loan does not exceed the Long-Term Revolving Facility Limit;

(iii)                               that the circumstances referred to in sub-paragraphs (i) and (ii) do not apply, the Continuing Balance shall be equal to the Loan at that time;

(b)                                 if the determination is made on or after the Amortising Period Commencement Date and the Agent determines:

(i)                                     that the Dollar Equivalent Amount of the Loan is greater than 105 per cent. of the Reference Loan (for the purposes of this sub-paragraph (i), the “excess”), the Borrower shall, within 10 Business Days of notice from the Agent to such effect, pay to a pledged deposit account to be opened in the name of the Borrower with the Agent (for the account of the Lenders) an amount in any currency equal (or if applicable, equivalent, on the basis of the Spot Rate of exchange applicable at that time) to the excess (but taking account of any moneys already paid pursuant to this Clause 5.9 and not then applied as referred to below). Amounts paid pursuant to this Clause 5.9 shall be retained by the Agent and applied on the last day of each Interest Period in respect of the whole of the relevant Advance and on each Repayment Date in or towards satisfaction of the Borrower’s actual obligation to make a payment in accordance with Clause 5.6; and

(ii)                                  that the circumstances in sub-paragraph (i) do not apply, the Continuing Balance shall be equal to the Term Loan at that time.

5.10                        Reduction in Reference Loan.  If any reduction is made to an Advance pursuant to this Clause 5 and this results in the Term Loan being less than the Reference Loan, such difference shall be applied against the Term Loan in inverse order of maturity.

5.11                        Forward Currency Swap.  The Borrower may, subject to the other terms and conditions of this Agreement, at any time pursuant to a Transaction under the Master Agreement enter into a Forward Currency Swap whereby the Loan (or the relevant part thereof), whether denominated in Dollars or in an Optional Currency is bought or sold forward for conversion into an Optional Currency or, as the case may be, Dollars on the first day of any Interest Period falling after the entry into the Forward Currency Swap.

6                                         INTEREST

6.1                               Payment of normal interest.  Subject to the provisions of this Agreement, interest on each Advance in respect of each Interest Period applicable to it shall be paid by the Borrower on the last day of that Interest Period.

6.2                               Normal rate of interest.  Subject to the provisions of this Agreement, the rate of interest on each Advance in respect of an Interest Period applicable to it shall be the aggregate of the Margin and the Reference Rate for that Interest Period.

6.3                               Payment of accrued interest.  In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

6.4                               Notification of Interest Periods and rates of normal interest.  The Agent shall notify the Borrower and each Lender of:

(a)                                  each rate of interest; and

(b)                                 the duration of each Interest Period;

as soon as reasonably practicable after each is determined.

6.5                               Obligation of Lenders to quote.  Each Lender shall, if the circumstances referred to in paragraph (b) of the definition of LIBOR arise at any time, use all reasonable efforts to supply any quotation required of it for the purposes of fixing a rate of interest under this Agreement.

6.6                               Absence of quotations by Lenders.  If any Lender fails to supply a quotation when required, the Agent shall determine the relevant Reference Rate on the basis of the quotations supplied by the other Lender or Lenders; but if at least half of the total number of Lenders at any time fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 6.

6.7                               Market disruption.  The following provisions of this Clause 6 apply if:

(a)                                  no rate is quoted on the appropriate page of the Reuters Monitor Money Rates Service and at least half of the total number of Lenders at any time do not, before 1.00 p.m. (London time) on the Quotation Date for an Interest Period, provide quotations to the Agent in order to fix LIBOR; or

(b)                                 at least 1 Business Day before the start of an Interest Period, Lenders having Contributions together amounting to more than 50 per cent. of the Loan (or, if an Advance has not been made, Commitments amounting to more than 50 per cent. of the Total Commitments) or at least half of the total number of Lenders at any time notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the Interest

Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for an Interest Period; or

(c)                                  at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the “Affected Lender”) that for any reason it is unable to obtain Dollars or, as the case may be, the relevant Optional Currency in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

6.8                               Notification of market disruption.  The Agent shall promptly notify the Borrower and each of the Lenders stating the circumstances falling within Clause 6.7 which have caused its notice to be given.

6.9                               Suspension of drawdown.  If the Agent’s notice under Clause 6.8 is served on the Borrower before an Advance is made:

(a)                                  in a case falling within paragraphs (a) or (b) of Clause 6.7, the Lenders’ obligations to make, and the Borrower’s obligation to borrow, that Advance; and

(b)                                 in a case falling within paragraph (c) of Clause 6.7, the Affected Lender’s obligation to participate in the Advance;

shall be suspended while the circumstances referred to in the Agent’s notice continue.

6.10                        Negotiation of alternative rate of interest. If the Agent’s notice under Clause 6.8 is served on the Borrower after an Advance is made, the Borrower, the Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Agent serves its notice under Clause 6.8 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the Interest Period concerned.

6.11                        Application of agreed alternative rate of interest.  Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

6.12                        Alternative rate of interest in absence of agreement.  If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or, as the case may be, the relevant Optional Currency, or in any available currency of their or its Contribution plus the Margin; and the procedure provided for by this Clause 6.12 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

6.13                        Notice of prepayment.  If the Borrower does not agree with an interest rate set by the Agent under Clause 6.12, the Borrower may give the Agent not less than 5 Business Days’ notice of its intention to prepay.

6.14                        Prepayment; termination of Commitments.  A notice under Clause 6.13 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrower’s notice of intended prepayment; and:

(a)                                  on the date on which the Agent serves that notice, the Total Commitments or (as the case may require) the Commitment of the Affected Lender shall be cancelled; and

(b)                                 on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Loan or, as the case may be, the Affected Lender’s

Contribution, together with accrued interest thereon at the applicable rate plus the Margin and, if the prepayment or repayment is not made on the last day of the interest period set by the Agent, any sums payable under Clause 22.1(b).

6.15                        Application of prepayment.  The provisions of Clause 9 shall apply in relation to the prepayment.

7                                         INTEREST PERIODS

7.1                               Commencement of Interest Periods.  The first Interest Period applicable to an Advance shall commence on the Drawdown Date for that Advance and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

7.2                               Duration of normal Interest Periods.  Subject to Clauses 7.3 and 7.4, each Interest Period shall be:

(a)                                  1, 3, 6, 9 or 12 months as notified by the Borrower to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period; or

(b)                                 3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a) above; or

(c)                                  such other period as the Agent may, with the authorisation of all the Lenders, agree with the Borrower,

Provided that no more than 6 Interest Periods in aggregate may be current at any time.

7.3                               Duration of Interest Periods for repayment instalments.  In respect of an amount due to be repaid under Clause 9 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

7.4                               Non-availability of matching deposits for Interest Period selected.  If, after the Borrower has selected (and the Lenders have agreed) an Interest Period longer than 6 months, any Lender notifies the Agent:

(a)                                  in the case of an Advance to be denominated in Dollars or an Optional Currency (other than Euros), by 11.00 a.m. (London time) on the second Business Day before the commencement of that Interest Period, that it is not satisfied that deposits in the relevant currency for a period equal to that Interest Period will be available to it in the London Interbank Market when that Interest Period commences; and

(b)                                 in the case of an Advance to be denominated in Euros, by 11.00 a.m.  (Brussels time) on the third Business Day before the commencement of that Interest Period, that it is not satisfied that deposits in Euros for a period equal to that Interest Period will be available to it in the European Interbank Market when that Interest Period commences, that Interest Period shall be of a duration of 3 months.

8                                         DEFAULT INTEREST

8.1                               Payment of default interest on overdue amounts.  The Borrower shall pay interest in accordance with the following provisions of this Clause 8 on any amount payable by the Borrower under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)                                  the date on which the Finance Documents provide that such amount is due for payment; or

(b)                                 if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)                                  if such amount has become immediately due and payable under Clause 20.4, the date on which it became immediately due and payable.

8.2                               Default rate of interest.  Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 1.5 per cent plus:

(a)                                  in the case of an overdue amount of principal, the higher of the rates set out at paragraphs (a) and (b) of Clause 8.3; or

(b)                                 in the case of any other overdue amount, the rate set out at paragraph (b) of Clause 8.3.

8.3                               Calculation of default rate of interest.  The rates referred to in Clause 8.2 are:

(a)                                  the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it); and

(b)                                 the Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)                                     the Reference Rate; or

(ii)                                  if the Agent (after consultation with all the Lenders) determines that deposits of the currency in which the overdue amount is denominated for any such period are not being made available to any Lender by leading banks in the London Interbank Market or, as the case may be, the European Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Lender from such other sources as the Agent (after consultation with all the Lenders) may from time to time determine.

8.4                               Notification of interest periods and default rates.  The Agent shall promptly notify the Lenders and the Borrower of each interest rate determined by the Agent under Clause 8.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Agent’s notification.

8.5                               Payment of accrued default interest.  Subject to the other provisions of this Agreement, any interest due under this Clause 8 shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

8.6                               Compounding of default interest.  Any such interest which is not paid at the end of the period by reference to which it was determined shall be compounded every 3 months.

8.7                               Application to Master Agreement.  For the avoidance of doubt, this Clause 8 does not apply to any amount payable under the Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of the Master Agreement shall apply.

9                                         CONVERSION TO TERM LOAN;  REPAYMENT AND PREPAYMENT

9.1                               Conversion to Term Loan.  On the Amortising Period Commencement Date, the Revolving Credit shall be converted into the Term Loan.

9.2                               Repayments.  The following provisions of this Clause 9.2 shall apply to the repayment of the Term Loan:

(a)                                  the Term Loan shall be repaid by up to 20 equal consecutive three-monthly repayment instalments (each a “Repayment Instalment” and together the “Repayment Instalments”) and, if applicable, a final balloon instalment (the “Balloon Instalment”);

(b)                                 if on the Amortising Period Commencement Date all the Mortgaged Ships are container vessels, each Repayment Instalment shall be “RI” and the Balloon Instalment shall be “B” and the number of the Repayment Instalments shall be “N” where:

(i)	RI	=	TL
(20-WAA) x4

where

“TL” is the Term Loan as at the Amortising Period Commencement Date; and

“WAA”  is the Weighted Average Age of the Mortgaged Ships on the Amortising Period Commencement Date

(ii)                                  the number of Repayment Instalments shall be determined by dividing TL by RI Provided that the number of repayment Instalments may not exceed 20 in aggregate; and

(iii)                               B                                      =                                         TL - (RI x N);

(c)                                  if on the Amortising Period Commencement Date the Mortgaged Ships include vessels other than container vessels:

(i)                                     the Term Loan shall be divided into notional sub-loans (each a “Sub-Loan”) with the number of Sub-Loans being equal to the number of different types of Mortgaged Ships;

(ii)                                  the amount of each Sub-Loan shall be determined by multiplying the Term Loan by a fraction whose numerator is the aggregate Market Values of the Mortgaged Ships of the same type and whose denominator is the aggregate Market Value of all the Mortgaged Ships at that time;

(iii)                               each Sub-Loan shall be repaid in the following manner:

(A)                              the Sub-Loan relating to the Mortgaged Ships which are container vessels shall be repaid in accordance with Clause 9.2(b) but by construing all references in that Clause to the Term Loan as references to the relevant Sub-Loan;
(B)                                the repayment instalments and the balloon instalment in relation to each Sub-Loan for Mortgaged Ships which are not container vessels shall be determined in accordance with principles similar to those referred to in Clause 9.2(b) and by also taking into account the age and income generating capacity at that time of the relevant Ships.  The actual amount of the said instalments shall be included within a notice to be sent by the Agent (with the authorisation of all the Lenders) to the Borrower on or before the Amortising Period Commencement Date;

(d)                                 if the provisions of this Clause 9.2(c) shall apply at any time, all references in this Agreement to the Repayment Instalments and the Balloon Instalment shall be read and construed as references to the aggregate amount of the individual repayment instalments of each Sub-Loan and the aggregate amount of the individual balloon instalments of each Sub-Loan; and

(e)                                  if the Weighted Average Age of the Mortgaged Ships at the Amortising Period Commencement Date is:

(i)                                     at least 20, the Term Loan (or, if applicable, the relevant Sub-Loan or Sub-Loans) shall become repayable on the Amortising Period Commencement Date in full through a single instalment; or

(ii)                                  at least 15, B shall be zero.

9.3                               Repayment Dates for Term Loan/Sub-Loans.  Subject to Clause 9.2(e), the first Repayment Instalment in respect of the Term Loan or, if applicable each Sub-Loan, shall be repaid on the date falling 3 months after the Amortising Period Commencement Date, each subsequent Repayment Instalment shall be repaid at 3-monthly intervals thereafter and the Balloon Instalment, together with the final Repayment Instalment, shall be repaid on the date falling on the earlier of (a) the tenth anniversary of the date of this Agreement and (b) 31 December 2016.

9.4                               Final Repayment Date.  On the final Repayment Date for the Term Loan or, if applicable, each Sub-Loan, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums (if any) then accrued or owing under any Finance Document.

9.5                               Optional facility cancellation.  The Borrower shall be entitled, upon giving to the Agent not less than 5 Business Days prior written notice (which notice shall be irrevocable), to cancel, in whole or in part, and, if in part, by an amount not less than $5,000,000 or a higher multiple of $1,000,000, the undrawn balance of the Revolving Credit.  Upon such cancellation taking effect on expiry of such notice the several obligations of the Lenders to make their respective Commitments available in relation to the portion of the Total Commitments to which such notice relates shall terminate and the commitment fee referred to in Clause 21.1(b)) on such portion shall cease to accrue.

9.6                               Voluntary prepayment.  Subject to the following conditions, the Borrower may prepay the whole or any part of the Loan on the last day of an Interest Period.

9.7                               Conditions for voluntary prepayment.  The conditions referred to in Clause 9.6 are that:

(a)                                  a partial prepayment shall be $5,000,000 or a higher multiple of $1,000,000;

(b)                                 the Agent has received from the Borrower at least 5 (at any time during the Revolving Period) or 15 (at any time thereafter) days’ prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made;

(c)                                  the Borrower has provided evidence satisfactory to the Agent that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force.

9.8                               Effect of notice of prepayment.  A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice Provided that the Borrower may, during the Revolving Period, withdraw or amend a prepayment notice up to 3 days prior to the date of prepayment specified in the relevant prepayment notice.

9.9                               Notification of notice of prepayment.  The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under Clause 9.7(c).

9.10                        Mandatory prepayment/reductions.  If a Mortgaged Ship is sold or becomes a Total Loss or the Mortgage on that Ship is discharged pursuant to Clause 9.10(b)(iii) and immediately following such sale, Total Loss or discharge of Mortgage (each a “Disposal Event”) the Security Cover Ratio (determined by reference to all the remaining Mortgaged Ships) is less than the higher of (i) 133 per cent. and (ii) the Security Cover Ratio maintained immediately prior to the date of the Disposal Event applicable to that Ship (the “Minimum Disposal Security Cover Ratio”):

(a)                                  and such Disposal Event occurs before the Amortising Period Commencement Date, the Long-Term Revolving Facility Limit shall be permanently reduced by an amount, which after giving credit thereto, results in the Security Cover Ratio (on the first day after the Disposal Event applicable to the Ship) being equal to the Minimum Disposal Security Cover Ratio, unless the Borrower procures the execution by an Approved Guarantor and (where applicable) registration of Finance Documents in respect of a further Approved Ship equivalent or essentially equivalent to the Finance Documents applicable to the Ship subject to the relevant Disposal Event which results in the Security Cover Ratio being at least equal to the Minimum Disposal Security Cover Ratio in which case no permanent reduction of the Long-Term Revolving Facility Limit shall be made;

(b)                                 and such Disposal Event occurs after the Amortising Period Commencement Date, the Borrower shall be obliged to prepay such amount of the Loan so that, after giving credit to the prepayment, the Security Cover Ratio is equal to the Minimum Disposal Security Cover Ratio.

The prepayments or, as the case may be, permanent reductions and/or cancellations of the Long-Term Revolving Facility Limit referred to in this Clause 9.10 shall be made:

(i)                                     in the case of a sale, on or before the date on which the sale is completed by delivery of the relevant Ship to its buyer; or

(ii)                                  in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss; or

(iii)                               in the case the Mortgage on the relevant Ship is discharged (other than in the circumstances referred to in paragraph (i) above and where the Borrower and the Security Parties have discharged all their obligations under the Finance Documents), on or before the date on which the Mortgage is discharged.

9.11                        Application of partial prepayment.  Each partial prepayment made after the Amortising Period Commencement Date shall be applied to reduce pro rata each Repayment Instalment and the Balloon Instalment of the Term Loan or the applicable Sub-Loan.

9.12                        Currency of Payment.  Each repayment or prepayment of the Loan or any part thereof shall be made in the currency in which the Loan or the relevant part thereof was outstanding on the relevant Repayment Date or, as the case may be, the date of prepayment (in such proportions as between the currencies in which the Loan is denominated at the time of the relevant repayment or prepayment as the Advance or Advances in the one currency bear to the Advance or Advances in the other currency) and on the basis of the Spot Rate of Exchange applicable to the Interest Period expiring on such Repayment Date or date of prepayment or, if not the last day of an Interest Period, applicable to the then current Interest Period.

9.13                        Amounts payable on repayment or prepayment.  A repayment or prepayment shall be made together with accrued interest (and any other amount payable under Clause 22 or otherwise) in respect of the amount repaid or prepaid and, if the repayment or prepayment is not made on the last day of an applicable Interest Period together with any sums payable under Clause 22.1(b) but without premium or penalty.

9.14                        Reborrowing.

(a)                                  No amount of the Term Loan prepaid may be reborrowed.

(b)                                 Subject to the terms of this Agreement, any amount of the Revolving Credit repaid or prepaid may be reborrowed.

9.15                        Unwinding of Designated Transactions.  On or prior to any repayment or prepayment of the Loan under this Clause 9 or any other provision of this Agreement, the Borrower shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions to the extent necessary to ensure that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 9.2.

9.16                        Prepayment of Swap Benefit.  If a Designated Transaction is terminated in circumstances where the Swap Bank would be obliged to pay an amount to the Borrower under the Master Agreement, the Borrower hereby agrees that such payment shall be applied in prepayment of the Loan in accordance with Clause 9.11 and authorises the Swap Bank to pay such amount to the Agent for such purpose.

10                                  CONDITIONS PRECEDENT

10.1                        Documents, fees and no default.  Each Lender’s obligation to contribute to an Advance is subject to the following conditions precedent:

(a)                                  that, on or before the Drawdown Date relative to the Advance which will be used in fully refinancing the Existing Indebtedness, the Agent receives the documents described in Part A of Schedule 3 in form and substance satisfactory to the Agent and its lawyers;

(b)                                 that, on or before the Drawdown Date relative to each Advance which will be used in financing an Approved Ship, the Agent receives the documents described in Part B of Schedule 3 in form and substance satisfactory to the Agent and its lawyers;

(c)                                  that, on or before the Drawdown Date relative to each Advance which will be secured on an Approved Ship (in order to ensure compliance with Clause 10.1(f)), the Agent receives the documents described in Part C of Schedule 3 in form and substance satisfactory to the Agent and its lawyers;

(d)                                 that each Drawdown Notice contains irrevocable instructions from the Borrower to pay on the Drawdown Date relative to the relevant Advance all fees payable at that time (including, without limitation, any accrued commitment fee) pursuant to Clause 21.1;

(e)                                  that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)                                     no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the relevant Advance;

(ii)                                  the representations and warranties in Clause 11 and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

(iii)                               none of the circumstances contemplated by Clause 6.7 has occurred and is continuing;

(f)                                    that, if the ratio set out in Clause 16.1 were applied immediately following the making of the Advance, the Borrower would not be obliged to provide additional security or prepay part of the Loan under that Clause;

(g)                                 that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, reasonably request by notice to the Borrower prior to the relevant Drawdown Date.

10.2                        Waiver of conditions precedent.  If the Majority Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 10.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 10 Business Days after the relevant Drawdown Date (or such longer period as the Agent, with the authorisation of the Majority Lenders, specifies).

11                                  REPRESENTATIONS AND WARRANTIES

11.1                        General. The Borrower represents and warrants to each Creditor Party as follows.

11.2                        Status. The Borrower is a corporation domesticated in and validly existing and in good standing under the laws of the Republic of the Marshall Islands.

11.3                        Share capital and ownership.  The Borrower has an authorised share capital divided into 205,000,000 shares of $0.01 each divided into 200,000,000 shares of common stock and 5,000,000 shares of preferred stock.  The Borrower is the indirect and ultimate owner of all of the issued share capital of each Existing Owner.

11.4                        Corporate power.  The Borrower (or in the case of paragraphs (a) and (b), each Existing Owner) has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)                                  to own and register the Existing Ship owned by it in its name on the Singapore flag, the Greek flag or the Cypriot flag, as the case may be;

(b)                                 to enter into, and perform its obligations under, the Existing Charter to which it is a party;

(c)                                  to execute the Finance Documents to which the Borrower is a party; and

(d)                                 to borrow under this Agreement, to enter into Designated Transactions under the Master Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which the Borrower is a party.

11.5                        Consents in force.  All the consents referred to in Clause 11.4 remain in force and nothing has occurred which makes any of them liable to revocation.

11.6                        Legal validity; effective Security Interests.  The Finance Documents to which the Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)                                  constitute the Borrower’s legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(b)                                 create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate;

subject to any relevant insolvency laws affecting creditors’ rights generally.

11.7                        No third party Security Interests.  Without limiting the generality of Clause 11.6, at the time of the execution and delivery of each Finance Document:

(a)                                  the Borrower will have the right to create all Security Interests which that Finance Document purports to create; and

(b)                                 no third party will have any Security Interest or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

11.8                        No conflicts.  The execution by the Borrower of each Finance Document to which it is a party, the borrowing by the Borrower of the Loan, and its compliance with each Finance Document to which it is a party, will not involve or lead to a contravention of:

(a)                                  any law or regulation; or

(b)                                 the constitutional documents of the Borrower; or

(c)                                  any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.

11.9                        No withholding taxes.  All payments which the Borrower is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

11.10                 No default.  No Event of Default or Potential Event of Default has occurred and is continuing.

11.11                 Information.  All information which has been provided in writing by or on behalf of the Borrower or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 12.5.

11.12                 No litigation.  No legal or administrative action involving the Borrower has been commenced or taken or, to the Borrower’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Borrower’s ability to satisfy timely any or all of its obligations under any of the Finance Documents.

11.13                 Compliance with certain undertakings.  At the date of this Agreement, the Borrower is in compliance with Clauses 12.2, 12.4, 12.9 and 12.14.

11.14                 Taxes paid. The Borrower has paid all taxes applicable to, or imposed on or in relation to, the Borrower and its business.

11.15                 Validity and completeness of Existing Charters. The copy of each Existing Charter delivered to the Agent before the date of this Agreement is a true and complete copy and:

(a)                                  each Existing Charter constitutes valid, binding and enforceable obligations of the parties thereto respectively in accordance with its terms; and

(b)                                 no amendments or additions to any Existing Charter have been agreed (other than those notified to the Agent prior to the date of this Agreement) nor has any party thereto waived any of their respective rights under any Existing Charter.

11.16                 ISM Code and ISPS Code compliance.  The Borrower will procure that the Owners of the Existing Ships and the Approved Manager obtain all necessary ISM Code Documentation and ISPS Code Documentation in connection with the Existing Ships and comply with the ISM Code and the ISPS Code.

11.17                 No money laundering.  Without prejudice to the generality of Clause 4.3, in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents to which the Borrower is a party, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

12                                  GENERAL UNDERTAKINGS

12.1                        General. The Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (which permission will not be unreasonably withheld in the circumstances referred to in Clause 12.3 where the permission of the Agent is required).

12.2                        Title; negative pledge and pari passu ranking.  The Borrower will:

(a)                                  indirectly hold the entire beneficial interest in, each Owner, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents;

(b)                                 not create or permit to arise any Security Interest over any other asset, present or future (including, but not limited to the Borrower’s rights against the Swap Bank under the Master Agreement or all or any part of the Borrower’s interest in any amount payable to the Borrower by the Swap Bank under the Master Agreement) other than in the normal course of its business of acquiring, financing and operating vessels; and

(c)                                  procure that its liabilities under the Finance Documents to which it is a party do and will rank at least pari passu with all its other present and future unsecured liabilities, except for liabilities which are mandatorily preferred by law.

12.3                        No disposal of assets. The Borrower will not transfer, lease or otherwise dispose of:

(a)                                  all or a substantial part of its assets (including, without limitation, the shares of the Owners), whether by one transaction or a number of transactions, whether related or not; or

(b)                                 any debt payable to it or any other right (present, future or contingent) to receive a payment, including any right to damages or compensation if such transfer, lease or disposal results in a reduction of the Market Value Adjusted Total Assets by at least 50 per cent. (in all other circumstances the Borrower shall be deemed to have complied with its obligations under this Clause 12.3 by providing the Agent with prior written notice of its decision to transfer, lease or otherwise dispose of its assets as aforesaid).

12.4                        No other liabilities or obligations to be incurred. The Borrower will not, and will procure that none of the Owners will, incur any liability or obligation except liabilities and obligations:

(a)                                  under the Finance Documents to which each is a party;

(b)                                 under the Master Agreement (but in such case, only in connection with any Designated Transactions);

(c)                                  incurred, in the case of each Owner, in the normal course of its business of operating vessels; and

(d)                                 incurred, in the case of the Borrower, in the normal course of its business of acquiring and financing vessels.

12.5                        Information provided to be accurate.  All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

12.6                        Provision of financial statements. The Borrower will send to the Agent:

(a)                                  as soon as possible, but in no event later than 180 days after the end of each Financial Year of the Borrower (commencing with the Financial Year ended 31 December 2005), the audited consolidated accounts of the Borrower’s Group for that Financial Year;

(b)                                 as soon as possible, but in no event later than 90 days after the end of each 6-month period in each Financial Year of the Borrower ending on respectively 30 June and 31 December, the unaudited consolidated accounts of the Borrower’s Group for that 6-month period; and

(c)                                  at any time after an IPO of the Borrower, as soon as possible but in no event later than 90 days after the end of each financial quarter in each Financial Year of the Borrower, the unaudited consolidated accounts of the Borrower’s Group for that 3-month period.

12.7                        Form of financial statements.  All accounts (audited and unaudited) delivered under Clause 12.6 will:

(a)                                  be prepared in accordance with all applicable laws and USGAAP consistently applied;

(b)                                 give a true and fair view of the state of affairs of the Borrower’s Group at the date of those accounts and of its profit for the period to which those accounts relate; and

(c)                                  fully disclose or provide for all significant liabilities of the Borrower’s Group.

12.8                        Shareholder and creditor notices. The Borrower will send the Agent, at the same time as they are despatched, copies of all documents which are despatched:

(a)                                  to the Borrower’s creditors generally;

(b)                                 if there is no Event of Default, to its shareholders (or any class of them) which the Borrower is required to despatch by law; and

(c)                                  if there is an Event of Default which is continuing, all documents despatched by the Borrower to its shareholders (or any class of them).

12.9                        Consents. The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a)                                  for the Borrower to perform its obligations under any Finance Document to which it is a party;

(b)                                 for the validity or enforceability of any Finance Document to which it is a party; and

(c)                                  for each Owner to continue to own and operate the Ship owned by it;

and the Borrower will comply (or procure compliance) with the terms of all such consents.

12.10                 Maintenance of Security Interests. The Borrower will:

(a)                                  at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)                                 without limiting the generality of paragraph (a) at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in the Marshall Islands, Singapore or Greece or such other jurisdiction which the Lenders may reasonably require (including, without limitation, any Approved Flag State if at the relevant time a Ship is registered under the laws of such Approved Flag State), pay any stamp, registration or similar tax in any such country in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

12.11                 Notification of litigation. The Borrower will provide the Agent with details of any legal or administrative action involving the Borrower, any Security Party, the Approved Manager, any Ship, their Earnings or their Insurances as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

12.12                 No amendment to Master Agreement;  Transactions.  The Borrower will not:

(a)                                  agree to any amendment or supplement to, or waive or fail to enforce, the Master Agreement or any of its provisions; or

(b)                                 enter into any Transaction pursuant to the Master Agreement except Designated Transactions.

12.13                 No amendment to the Existing Charters and Approved MOAs.  The Borrower will ensure that:

(a)                                  no Existing Owner shall agree to any amendment or supplement to, or waive or fail to enforce, any Existing Charter or any of its provisions; and

(b)                                 no Approved Guarantor shall agree to any amendment or supplement to, or waive or fail to enforce, an Approved MOA to which such Approved Guarantor is a party or any of its provisions.

12.14                 Principal place of business. The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated in Clause 29.2(a); and the Borrower will not establish, or do anything as a result of which it would be deemed to have, a place of business in any other country.

12.15                 Confirmation of no default. The Borrower will, within 3 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by an authorised officer of the Borrower and which:

(a)                                  states that no Event of Default or Potential Event of Default has occurred; or

(b)                                 states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

The Agent may serve requests under this Clause 12.15 from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent. of the aggregate of the Loan or (if no Advance is outstanding at the relevant time) Commitments exceeding 10 per cent. of the aggregate of the Total Commitments; and this Clause 12.15 does not affect the Borrower’s obligations under Clause 12.16.

12.16                 Notification of default. The Borrower will notify the Agent as soon as it becomes aware of:

(a)                                  the occurrence of an Event of Default or a Potential Event of Default; or

(b)                                 any matter which indicates that an Event of Default or a Potential Event of Default may have occurred;

and will thereafter keep the Agent fully up-to-date with all developments.

12.17                 Provision of further information. The Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating:

(a)                                  to the Borrower, the Owners, the Ships, their Earnings or their Insurances; or

(b)                                 to any other matter relevant to, or to any provision of, an Approved MOA, any Existing Charter or a Finance Document;

which may be requested by the Agent or the Security Trustee or (through the Agent) by any Lender at any time.

12.18                 Provision of copies and translation of documents. The Borrower will supply the Agent with a sufficient number of copies of the documents referred to above to provide 1 copy for each Creditor Party; and if the Agent so requires in respect of any of those documents, the Borrower will provide a certified English translation prepared by a translator approved by the Agent.

12.19                 Time Charter Assignment.  The Borrower shall procure that if any Owner enters into a time charterparty or contract of affreightment in respect of its Ship which is of 12 or more months in duration, or is capable of exceeding 12 months in duration or any bareboat charter in respect of its Ship, such Owner shall at the request of the Agent, execute in favour of the Security Trustee a Charterparty Assignment and (in the case of any bareboat charter of a Ship) a Bareboat Charter Security Agreement in respect of such charter and shall deliver to the Agent such other documents equivalent to those referred to at paragraphs 3, 4 and 5 of Part A of Schedule 3 hereof.

12.20                 Tax Lease Structure.  The Borrower may place any Mortgaged Ship within a tax lease structure, with the prior written consent of the Agent (to be given with the authorisation of, and upon such terms and conditions as may be requested by, all the Lenders (which shall include, without limitation, a requirement that the Borrower pay an administration fee to the Agent (for and on behalf of itself and the Lenders) in a reasonable amount to be agreed between the Borrower and the Agent (acting with the authorisation of all the Lenders (such authorisation not to be unreasonably withheld)) to compensate the Agent and the Lenders for all additional work which will be required to implement the tax lease structure).

13                                  CORPORATE UNDERTAKINGS

13.1                        General. The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 13 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (such permission not to be unreasonably withheld in the case of Clause 13.3(e)).

13.2                        Maintenance of status. The Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Republic of the Marshall Islands.

13.3                        Negative undertakings. The Borrower will not:

(a)                                  change the nature of its business; or

(b)                                 pay any dividend or make any other form of distribution at any time when an Event of Default or a Potential Event of Default has occurred and is continuing or will result from the payment of any dividend or the making of any other form of distribution;

(c)                                  effect any form of redemption, purchase or return of share capital at any time when an Event of Default or a Potential Event of Default has occurred or is continuing or will result from any form of redemption, purchase or return of share capital; or

(d)                                 provide any form of credit or financial assistance to:

(i)                                     a person who is directly or indirectly interested in the Borrower’s share or loan capital; or

(ii)                                  any company in or with which such a person is directly or indirectly interested or connected;

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms’ length Provided that this shall not prevent or restrict the Borrower from on-lending the Loan to the Owners; or

(e)                                  enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation; or

(f)                                    cause the shares of the Borrower to cease to be listed on the New York Stock Exchange.

13.4                        Financial Covenants.  The Borrower shall ensure that at all times when compliance with the undertakings in this Clause 13.4 is determined pursuant to Clause 13.5:

(a)                                  the ratio of Total Liabilities (after deducting all Cash and Cash Equivalents) to Market Value Adjusted Total Assets (after deducting all Cash and Cash Equivalents) shall not exceed 0.7:1;

(b)                                 the aggregate of all Cash and Cash Equivalents shall not be less than the higher of (i) $30,000,000 and (ii) the Relevant Percentage of the Total Indebtedness of the Borrower’s Group (where “Relevant Percentage” means (i) at all times during the Revolving Period, 3 per cent. and (ii) at all times thereafter, 4 per cent.);

(c)                                  the Interest Coverage Ratio shall not be less than 2.5:1;

(d)                                 the Market Value Adjusted Net Worth of the Borrower’s Group shall not be less than:

(i)                                     at all times prior to an IPO, $250,000,000; and

(ii)                                  at all times thereafter, $400,000,000

Provided that at all times the Book Net Worth shall be not less than $250,000,000.

13.5                        Compliance Check.  Compliance with the undertakings contained in Clause 13.4 shall be determined in each Financial Year:

(a)                                  at the time the Agent receives the Applicable Accounts of the Borrower’s Group for the first 6-month period of the Borrower’s Group in each Financial Year (pursuant to Clauses 12.6(b)), by reference to the unaudited Applicable Accounts in the case of the first 6-month period in each Financial Year of the Borrower and, in the case of the second 6-month period, the audited Applicable Accounts of the Borrower;

(b)                                 at any other time as the Agent may reasonably request by reference to such evidence as the Lenders may require to determine and calculate the financial covenants referred to in Clause 13.4.

At the same time as it delivers the Applicable Accounts referred to in this Clause 13.5, the Borrower shall deliver to the Agent a certificate in the form set out in Schedule 6 demonstrating its compliance (or not, as the case may be) with the provisions of Clause 13.4 signed by the chief financial officer of the Borrower.

13.6                        Subordination of rights of Borrower.  All rights which the Borrower at any time has (whether in respect of the on-lending of the Loan or any other transaction) against any Owner or their respective assets shall be fully subordinated to the rights of the Creditor Parties under the Finance Documents;  and in particular, the Borrower shall not during the Security Period:

(a)                                  claim, or in a bankruptcy of any Owner prove for, any amount payable to the Borrower by an Owner, whether in respect of the on-lending of the Loan or any other transaction;

(b)                                 take or enforce any Security Interest for any such amount; or

(c)                                  claim to set-off any such amount against any amount payable by the Borrower to any Owner.

13.7                        Maintenance of ownership of Owners.  The Borrower shall remain the ultimate legal and beneficial owner of the entire issued and allotted share capital of each Owner which at the relevant time is party to a Guarantee free from any Security Interest.

14                                  INSURANCE

14.1                        General. The Borrower also undertakes with each Creditor Party to procure that each Owner will comply with the following provisions of this Clause 14 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

14.2                        Maintenance of obligatory insurances.  The Borrower shall procure that each Owner shall keep the Ship owned by it insured at the expense of that Owner against:

(a)                                  fire and usual marine risks (including hull and machinery and excess risks);

(b)                                 war risks;

(c)                                  protection and indemnity risks;

(d)                                 any other risks against which the Security Trustee considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the

Security Trustee be reasonable for that Owner to insure and which are specified by the Security Trustee by notice to that Owner.

14.3                        Terms of obligatory insurances. The Borrower shall procure that each Owner shall effect such insurances:

(a)                                  in Dollars;

(b)                                 in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis being at least the greater of (i) the Market Value of the Ship owned by it and (ii) together with the other Mortgaged Ships, 120 per cent. of the Loan;

(c)                                  in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and the international marine insurance market (currently $1,000,000,000);

(d)                                 in relation to protection and indemnity risks in respect of the full tonnage of the Ship owned by it;

(e)                                  on approved terms; and

(f)                                    through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

14.4                        Further protections for the Creditor Parties.  In addition to the terms set out in Clause 14.3, the Borrower shall procure that the obligatory insurances shall:

(a)                                  (except in relation to risks referred to in Clause 14.2(c)) if the Security Trustee so requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)                                 name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;

(c)                                  provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made (other than in respect of premiums due in relation to the Ships) without set-off, counterclaim or deductions or condition whatsoever;

(d)                                 provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and

(e)                                  provide that the Security Trustee may make proof of loss if any Owner fails to do so.

14.5                        Renewal of obligatory insurances. The Borrower shall procure that each Owner shall:

(a)                                  at least 21 days before the expiry of any obligatory insurance effected by it:

(i)                                     notify the Security Trustee of the brokers (or the insurers) and any protection and indemnity or war risks association through or with whom that Owner proposes to renew that insurance and of the proposed terms of renewal; and

(ii)                                  seek the Security Trustee’s approval to the matters referred to in paragraph (i);

(b)                                 at least 14 days before the expiry of any obligatory insurance effected by it, renew the insurance in accordance with the Security Trustee’s approval pursuant to paragraph (a); and

(c)                                  procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

14.6                        Copies of policies; letters of undertaking. The Borrower shall procure that each Owner shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and with a letter or letters of undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a)                                  they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 14.4;

(b)                                 they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)                                  they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)                                 they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Owner or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)                                  they will not (other than in respect of premiums due in relation to the other Mortgaged Ships) set off against any sum recoverable in respect of a claim relating to the Ship owned by that Owner under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Security Trustee.

14.7                        Copies of certificates of entry. The Borrower shall procure that each Owner shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:

(a)                                  a certified copy of the certificate of entry for that Ship;

(b)                                 a letter or letters of undertaking in such form as may be required by the Security Trustee;

(c)                                  where required to be issued under the terms of insurance/indemnity provided by that Owner’s protection and indemnity association, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by that Owner in relation to that Ship in accordance with the requirements of such protection and indemnity association; and

(d)                                 a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

14.8                        Deposit of original policies. The Borrower shall procure that each Owner shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

14.9                        Payment of premiums. The Borrower shall procure that each Owner shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Security Trustee.

14.10                 Guarantees. The Borrower shall procure that each Owner shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

14.11                 Compliance with terms of insurances. The Borrower shall procure that no Owner shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and, in particular that:

(a)                                  each Owner shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 14.7(c) above) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)                                 no Owner shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it unless approved (where applicable) by the underwriters of the obligatory insurances;

(c)                                  each Owner shall make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)                                 no Owner shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

14.12                 Alteration to terms of insurances.  The Borrower shall procure that no Owner shall neither make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

14.13                 Settlement of claims. The Borrower shall procure that no Owner shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or (subject as hereinafter provided) for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

14.14                 Provision of copies of communications. The Borrower shall procure that each Owner shall provide the Security Trustee, at the time of each such communication, copies of all written communications which may be reasonably requested by the Security Trustee between that Owner and:

(a)                                  the approved brokers; and

(b)                                 the approved protection and indemnity and/or war risks associations; and

(c)                                  the approved insurance companies and/or underwriters;

which relate directly or indirectly to:

(i)                                     that Owner’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)                                  any credit arrangements made between that Owner and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

14.15                 Provision of information.  In addition, the Borrower shall procure that each Owner shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) reasonably requests for the purpose of:

(a)                                  obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)                                 effecting, maintaining or renewing any such insurances as are referred to in Clause 14.16 below or dealing with or considering any matters relating to any such insurances;

and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses reasonably incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a) above.

14.16                 Mortgagee’s interest and additional perils insurances.  The Security Trustee shall maintain and renew all or any of the following insurances on such terms, conditions, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate:

(a)                                  a mortgagee’s interest marine insurance in an amount of not less than 120 per cent. of the Loan providing for the indemnification of the Creditor Parties for any losses under or in connection with any Finance Document which directly or indirectly result from loss of or damage to any Ship or a liability of any Ship or of any Owner, being a loss or damage which is prima facie covered by an obligatory insurance but in respect of which there is a non-payment (or reduced payment) by the underwriters by reason of, or on the basis of an allegation concerning:

(i)                                     any act or omission on the part of any Owner, of any operator, charterer, manager or sub-manager of any Ship or of any officer, employee or agent of any Owner or of any such person, including any breach of warranty or condition or any non-disclosure relating to such obligatory insurance;

(ii)                                  any act or omission, whether deliberate, negligent or accidental, or any knowledge or privity of any Owner, any other person referred to in paragraph (i) above, or of any officer, employee or agent of any Owner or of such a person, including the casting away or damaging of any Ship and/or any Ship being unseaworthy; and/or

(iii)                               any other matter capable of being insured against under a mortgagee’s interest marine insurance policy whether or not similar to the foregoing; and

(b)                                 a mortgagee’s interest additional perils policy in an amount of not less than 110 per cent. of the Loan providing for the indemnification of the Creditor Parties against, among other things, any possible losses or other consequences of any Environmental Claim, including the risk of expropriation, arrest or any form of detention of any Ship, or the imposition of any Security Interest over any Ship and/or any other matter capable of being insured against under a mortgagee’s interest additional perils policy;

and the Borrower shall upon demand fully indemnify the Security Trustee in respect of all premiums and other reasonable expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

14.17                 Review of insurance requirements.  The Security Trustee shall be entitled to review after prior consultation with the Borrower the requirements of this Clause 14 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Security Trustee, significant and capable of affecting the Owners or the Ships and its or their insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the Owners may be subject).

14.18                 Modification of insurance requirements.  The Security Trustee shall promptly notify the Borrower and the Owners of any proposed modification under Clause 14.17 to the requirements of this Clause 14 which the Security Trustee reasonably considers appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the Borrower and the Owners as an amendment to this Clause 14 and shall bind the Borrower accordingly.

14.19                 Compliance with mortgagee’s instructions.  The Security Trustee shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require any Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Security Trustee until the Owners implement any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 14.18 and the Borrower shall procure that the Owners comply with any such requirement within a reasonable period of time in the context of the then prevailing circumstances.

15                                  SHIP COVENANTS

15.1                        General. The Borrower also undertakes with each Creditor Party to procure that each Owner shall comply with the following provisions of this Clause 15 at all times during the Security Period except as the Agent, with the authorisation of the Majority Lenders, may otherwise permit (such permission not to be unreasonably withheld in the case of Clause 15.2).

15.2                        Ship’s name and registration. Each Owner shall keep the Ship owned by it registered in its name as a ship registered under an Approved Flag and shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the port of registry or the name of that Ship.

15.3                        Repair and classification. Each Owner shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)                                  consistent with first-class ship ownership and management practice;

(b)                                 so as to maintain the highest class with a classification society which is a member of the International Association of Classification Societies and which is acceptable to the Agent (acting upon the instructions of the Majority Lenders) free of all overdue recommendations and conditions affecting class; and

(c)                                  so as to comply with all laws and regulations applicable to vessels registered on an Approved Flag or to vessels trading to any jurisdiction to which that Ship may trade from time to time including, but not limited to, the ISM Code, the ISM Code Documentation, the ISPS Code and the ISPS Code Documentation.

15.4                        Classification society undertaking. The Borrower shall procure that each Owner shall instruct the classification society of the Ship owned by it to do all or any of the following after the occurrence of an Event of Default or a Potential Event of Default (and procure that the classification society undertakes with the Security Trustee at such time):

(a)                                  to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records held by the classification society in relation to that Ship;

(b)                                 to allow the Security Trustee (or its agents),  at any time and from time to time, to inspect the original class and related records of that Owner and that Ship at the offices of the classification society and to take copies of them;

(c)                                  to notify the Security Trustee immediately in writing if the classification society:

(i)                                     receives notification from that Owner or any person that that Ship’s classification society is to be changed; or

(ii)                                  becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Ship’s class under the rules or terms and conditions of that Owner’s or that Ship’s membership of the classification society;

(d)                                 following receipt of a written request from the Security Trustee:

(i)                                     to confirm that that Owner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; or

(ii)                                  if that Owner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society.

15.5                        Modification. The Borrower shall procure that no Owner shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on her which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce her value.

15.6                        Removal of parts. The Borrower shall procure that no Owner shall remove any material part of the Ship owned by it, or any item of equipment installed on, that Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on that Ship the property of that Owner and subject to the security constituted by the relevant Mortgage Provided that an Owner may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

15.7                        Surveys. The Borrower shall procure that each Owner shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Security Trustee provide the Security Trustee, with copies of all survey reports.

15.8                        Inspection.  The Borrower shall:

(a)                                  ensure that each Owner shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect her condition or to satisfy themselves about proposed or executed repairs or to prepare a survey report (at the reasonable cost of the Borrower) in respect of such Ship and shall afford all proper facilities for such inspections;

(b)                                 ensure that each Ship shall, both at the time of the survey referred to in this Clause 15.8 and at all other times throughout the Security Period, be in a good and safe condition and state of repair

Provided that any inspection of a Ship will be conducted without interfering with the reasonable operation, repairs and maintenance of that Ship and all inspections shall be carried out at the risk of the Security Trustee if there has been wilful misconduct or gross negligence on the part of the surveyors or other person appointed by the Security Trustee to conduct the inspection.

15.9                        Prevention of and release from arrest. The Borrower shall procure that each Owner shall promptly discharge or settle:

(a)                                  all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, her Earnings or her Insurances other than such liens and claims arising in the ordinary course of business (which must in any event be discharged in accordance with best ship management practice);

(b)                                 all taxes, dues and other amounts charged in respect of the Ship owned by it, her Earnings or her Insurances; and

(c)                                  all other outgoings whatsoever in respect of the Ship owned by it, her Earnings or her Insurances;

and, forthwith upon receiving notice of the arrest of that Ship, or of her detention in exercise or purported exercise of any lien or claim, the Borrower shall procure that the Owner of that Ship shall procure her release within 5 Business Days of receiving such notice by providing bail or otherwise as the circumstances may require.

15.10                 Compliance with laws etc. The Borrower shall procure that each Owner and the Approved Manager shall:

(a)                                  comply, or procure compliance with, the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Owner;

(b)                                 not employ the Ship owned by it nor allow her employment in any manner contrary to any law or regulation in any relevant jurisdiction including, but not limited to, the ISM Code and the ISPS Code; and

(c)                                  in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by that Ship’s war risks insurers unless, in the case of such a zone where an additional premium would be payable, that Owner has (at its expense) effected any special, additional or modified insurance cover required for it to enter or trade to any war zone.

15.11                 Provision of information. The Borrower shall procure that each Owner shall promptly provide the Agent with any information which it reasonably requests regarding:

(a)                                  the Ship owned by it, her employment, position, engagements and her Insurances;

(b)                                 the Earnings and payments and amounts due to the master and crew of the Ship owned by it;

(c)                                  any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship;

(d)                                 any towages and salvages; and

(e)                                  that Owner’s compliance, the Approved Manager’s compliance, or the compliance of the Ship owned by it, with the ISM Code and the ISPS Code;

and, upon the Agent’s request, provide copies of any current charter relating to the Ship owned by it, of any current charter guarantee and, of the ISM Code Documentation and the ISPS Code Documentation.

15.12                 Notification of certain events. The Borrower shall procure that each Owner shall, as soon as it become aware of any of the events referred to in this Clause 15.12, notify the Agent by fax, confirmed forthwith by letter, of:

(a)                                  any casualty which is or is likely to be or to become a Major Casualty;

(b)                                 any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)                                  any requirement or recommendation made by any insurer or classification society or by any competent authority which is not complied with in accordance with its terms (including, without limitation, any time limits specified by any insurer or classification society or any competent authority);

(d)                                 any arrest or detention of the Ship owned by it (if the arrest or detention has not been released within 3 Business Days of its imposition or the Borrower or the relevant Owner considers that the arrest or detention will not be released within 3 Business Day of its imposition), any exercise or purported exercise of any lien on that Ship or her Earnings or her Insurances or any requisition of that Ship for hire;

(e)                                  any intended dry docking of the Ship owned by it which is not included within the schedule of dry docking to be submitted by the Borrower pursuant to Clause 15.16 or any dry docking the length, cost or extent of which is materially different to that contemplated by the aforementioned schedule;

(f)                                    any Environmental Claim made against that Owner or in connection with the Ship owned by it, or any Environmental Incident;

(g)                                 any claim for breach of the ISM Code or the ISPS Code being made against that Owner and, to the extent that that Owner is aware of such claim, the Approved Manager or otherwise in connection with the Ship owned by it; or

(h)                                 any other matter, event or incident, actual or threatened the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with;

and that that Owner shall keep the Agent advised in writing on a regular basis and in such detail as the Agent shall require of that Owner’s or any other person’s response to any of those events or matters.

15.13                 Restrictions on chartering, appointment of managers etc. The Borrower shall procure that no Owner shall, in relation to the Ship owned by it:

(a)                                  let the Ship owned by it on demise charter for any period;

(b)                                 enter into any time or consecutive voyage charter in respect of the Ship owned by it for a term of at least, or which by virtue of any optional extensions may be at least, 12 months;

(c)                                  charter the Ship owned by it otherwise than on bona fide arm’s length terms at the time when that Ship is fixed;

(d)                                 appoint a manager of the Ship owned by it other than the Approved Manager or agree to any alteration to the terms of the Approved Manager’s appointment;

(e)                                  de-activate or lay up the Ship owned by it; or

(f)                                    put the Ship owned by it into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed $1,500,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or her Earnings or her Insurances for the cost of such work or otherwise or other arrangements satisfactory to the Security Trustee are made to ensure that no such lien will be exercised.

15.14                 Notice of Mortgage. The Borrower shall procure that each Owner shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Owner to the Lenders.

15.15                 Sharing of Earnings. The Borrower shall procure that no Owner shall:

(a)                                  enter into any agreement or arrangement for the sharing of any Earnings;

(b)                                 enter into any agreement or arrangement for the postponement of any date on which any Earnings are due; the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of that Owner to any Earnings; or

(c)                                  enter into any agreement or arrangement for the release of, or adverse alteration to, any guarantee or Security Interest relating to any Earnings.

15.16                 Notification of scheduled dry dockings.  The Borrower will by no later than 31 January in each calendar year send to the Agent a schedule (in a form satisfactory to the Agent) identifying which Ships are intended to be dry docked during that year and the extent of the works to be carried out during each dry docking and the estimated duration and cost of the same.  The schedule will be updated by no later than 30 June in each calendar year to take account of any Ships which are to be dry docked within that year which were not subject to a Mortgage when the original schedule for the relevant year was sent to the Agent.

16                                  SECURITY COVER

16.1                        Provision of additional security cover; prepayment.  The Borrower undertakes with each Creditor Party that, if at any time the Agent notifies the Borrower that:

(a)                                  the aggregate of the Market Values of the Mortgaged Ships; plus

(b)                                 the net realisable value of any additional security previously provided under this Clause 16,

is below 125 per cent. of the Loan, the Borrower will, within 14 Business Days after the date on which the Agent’s notice is served, either:

(i)                                     provide, or ensure that a third party provides, additional security acceptable to the Lenders which, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and which, if it consists of or includes a Security Interest, covers such asset or assets and is documented in such terms as the Agent may, with authorisation from the Majority Lenders, approve or require; or

(ii)                                  prepay in accordance with Clause 9 such part (at least) of the Loan as will eliminate the shortfall,

16.2                        Meaning of additional security.  In Clause 16.1 “security” means a Security Interest over an asset or assets acceptable to the Lenders (whether securing the Borrower’s liabilities under the Finance Documents or a guarantee in respect of those liabilities), or a guarantee, letter of credit or other security in respect of the Borrower’s liabilities under the Finance Documents.

16.3                        Requirement for additional documents.  The Borrower shall not be deemed to have complied with paragraph (i) of Clause 16.1 until the Agent has received in connection with the additional security certified copies of documents of the kinds referred to in paragraphs 3, 4 and 5 of Schedule 3 Part A and such legal opinions in terms acceptable to the Majority Lenders from such lawyers as they may select.

16.4                        Valuation of Ship not subject to a long-term charter.  The Market Value of a Mortgaged Ship which at the relevant time is not subject to a charter or other contract of employment having an unexpired term of at least 9 months at any date is that shown by taking the average of two valuations prepared:

(a)                                  as at a date not more than 6 weeks previously;

(b)                                 by 2 Approved Brokers appointed by the Borrower, with both reporting to the Agent;

(c)                                  with or without physical inspection of that Ship (as the Agent may require);

(d)                                 on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(e)                                  after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

Provided that if the difference between the 2 valuations obtained at any one time pursuant to this Clause 16.4 is greater than 10 per cent. a valuation shall be commissioned from a third Approved Broker appointed by the Agent.  Such valuation shall be conducted in accordance with this Clause 16.4 and the Market Value of the Ship in such circumstances shall be the average of the initial 2 valuations and the valuation provided by the third Approved Broker.

16.5                        Valuation of Ship subject to long-term charter.  The Market Value of a Mortgaged Ship which at the relevant time is subject to a charter or other contract of employment having an unexpired term of at least 9 months shall be the aggregate of the present values (as may be conclusively determined by the Agent) of:

(a)                                  the Bareboat-equivalent Time Charter Income of the Ship in respect of the remaining unexpired term of the relevant charter or other contract of employment excluding any periods for which the relevant charter or contract of employment may be renewed at the option of any party (for the purposes of this Clause 16.5, an “option period”); and

(b)                                 the current charter-free market value (determined in accordance with Clause 16.4 but subject to the adjustments referred to in this Clause 16.5) of a vessel with identical characteristics to the Ship other that its age which shall, for the purposes of this Clause 16.5, be considered to be the age of the Ship at the expiration of the charter or other contract of employment to which the Ship is subject at the relevant time (excluding any option periods), as such value may be adjusted to take into account the terms of any commitments undertaken by the Owner of the Ship which may affect its value.

For the purposes of this Clause 16.5, the discount rate which will apply in calculating the present value of the amounts referred to in paragraphs (a) and (b) will be the applicable Interest Rate Swap Rate for a period equal to the unexpired term of the Ship’s time charter or other contract of employment (excluding any option periods (rounded up to the nearest integral year)) unless the unexpired term of the Ship’s charter or other contract of employment (excluding any option periods) is less than 12 months in which the Interest Rate Swap Rate for a period of 12 months will apply.

16.6                        Value of additional security.  The net realisable value of any additional security which is provided under Clause 16.1 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 16.4.

16.7                        Valuations binding.  Any valuation under paragraph (i) of Clause 16.1, Clauses 16.4, 16.5 or 16.6 shall, in the absence of manifest error, be binding and conclusive as regards the Borrower, as shall be any valuation which the Majority Lenders make of a security which does not consist of or include a Security Interest.

16.8                        Provision of information.  The Borrower shall promptly provide the Agent and any Approved Broker or expert acting under Clause 16.4, 16.5 or 16.6 with any information which the Agent or the Approved Broker or expert may reasonably request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Majority Lenders (or the expert appointed by them) consider prudent.

16.9                        Payment of valuation expenses.  Without prejudice to the generality of the Borrower’s obligations under Clauses 21.2, 21.3 and 22.3, the Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any Approved Broker or expert instructed or approved by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause.

16.10                 Frequency of Valuations.  The Borrower acknowledges and agrees that the Agent may commission valuations of the Mortgaged Ships at such times as the Majority Lenders shall deem necessary and, in any event, not less often than once during each 6-month period of the Security Period Provided that in each calendar year one set of valuations of each Ship may be obtained from the electronic services provided by an Approved Broker subject to such electronic services having been previously approved by the Agent (acting upon the instructions of the Majority Lenders) in writing.

17                                  PAYMENTS AND CALCULATIONS

17.1                        Currency and method of payments.  All payments to be made:

(a)                                  by the Lenders to the Agent; or

(b)                                 by the Borrower to the Agent, the Security Trustee or any Lender,

under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(i)                                     if in Dollars, by not later than 11.00 a.m. (New York City time) and if in an Optional Currency, by not later than 11.00 a.m. (in the principal financial centre for that Optional Currency), in each case on the due date;

(ii)                                  if in Dollars, in same day Dollar funds settled through the New York Clearing House Interbank Payments System and if in an Optional Currency, in immediately available funds (or in each case in such other funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement denominated in Dollars or the relevant Optional Currency);

(iii)                               in the case of an amount payable by a Lender to the Agent or by the Borrower to the Agent or any Lender, if in Dollars, to the account of the Agent at JPMorgan Chase Bank, New York, (Swift Code CHASUS33 (Account No 400807963 (Reference “Danaos Corporation - US$700,000,000 facility”)), if in an Optional Currency to such account of the Agent with such bank as the Agent shall have notified to the Borrower and the other Creditor Parties, or in each case to such other account with such other bank as the Agent may from time to time notify to the Borrower and the other Creditor Parties; and

(iv)                              in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties.

17.2                        Payment on non-Business Day.  If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)                                  the due date shall be extended to the next succeeding Business Day; or

(b)                                 if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

17.3                        Basis for calculation of periodic payments.  All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year or, in relation to any amount denominated in Sterling, a 365 day year.

17.4                        Currency of Interest Payments.  All payments of interest in respect of the Loan or any part thereof shall be made in the currency in which the Loan or the relevant part thereof is outstanding at the relevant time.

17.5                        Distribution of payments to Creditor Parties.  Subject to Clauses 17.6, 17.7 and 17.8:

(a)                                  any amount received by the Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Agent to that Lender or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)                                 amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it.

17.6                        Permitted deductions by Agent.  Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand.

17.7                        Agent only obliged to pay when monies received.  Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender until the Agent has satisfied itself that it has received that sum.

17.8                        Refund to Agent of monies not received.  If and to the extent that the Agent makes available a sum to the Borrower or a Lender, without first having received that sum, the Borrower or (as the case may be) the Lender concerned shall, on demand:

(a)                                  refund the sum in full to the Agent; and

(b)                                 pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

17.9                        Agent may assume receipt.  Clause 17.8 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available (except an express notice from a Lender that it will not fund its Contribution).

17.10                 Creditor Party accounts.  Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

17.11                 Agent’s memorandum account.  The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

17.12                 Accounts prima facie evidence.  If any accounts maintained under Clauses 17.10 and 17.11 show an amount to be owing by the Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

18                                  APPLICATION OF RECEIPTS

18.1                        Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document after the service of a notice on the Borrower under Clauses 20.2(a)(i) or (ii) shall be applied:

(a)                                  FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents and the Master Agreement in the following order and proportions:

(i)                                     first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by the Borrower under Clauses 21, 22 and 23 of this Agreement or by the Borrower or any Security Party under any corresponding or similar provision in any other Finance Document or in the Master Agreement);

(ii)                                  secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents and the Master Agreement (and, for this purpose, the expression “interest” shall include any net amount which the Borrower shall have become liable to pay or deliver under section 2(e) (Obligations) of the Master Agreement but shall have failed to pay or deliver to the Swap Bank at the time of application or distribution under this Clause 18); and

(iii)                               thirdly, in or towards satisfaction pro rata of the Loan and the Swap Exposure (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b)                                 SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document or the Master Agreement but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 18.1(a); and

(c)                                  THIRDLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

18.2                        Variation of order of application.  The Agent may, with the authorisation of all the Lenders and the Swap Bank, by notice to the Borrower, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 18.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

18.3                        Notice of variation of order of application.  The Agent may give notices under Clause 18.2 from time to time in respect of sums which may be received or recovered in the future.

18.4                        Appropriation rights overridden.  This Clause 18 and any notice which the Agent gives under Clause 18.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

19                                  APPLICATION OF EARNINGS

19.1                        Payment of Earnings.  The Borrower undertakes with each Creditor Party that, throughout the Security Period it will ensure that (subject only to the provisions of the General Assignments), all the Earnings of each Mortgaged Ship are paid to the Owner’s Earnings Account relative to such Ship or, at the option of the Borrower, to the Danaos Earnings Account.

19.2                        Location of accounts.  The Borrower shall, and shall ensure each Owner shall, promptly:

(a)                                  comply with any requirement of the Agent as to the location or re-location of the Earnings Accounts (or any of them); and

(b)                                 execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts.

20                                  EVENTS OF DEFAULT

20.1                        Events of Default.  An Event of Default occurs if:

(a)                                  the Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document;  such failure shall not constitute an Event of Default if:

(i)                                     such failure is due to a bank payment transmission error; and

(ii)                                  the Borrower or the relevant Security Party remedies such failure within 3 days of the due date of payment of the relevant amount; or

(b)                                 any breach occurs of Clause 10, 12.3, 13.2, 13.3, 13.4, 14.2 or 16.1; or

(c)                                  any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) unless, in the opinion of the Majority Lenders, such default is capable of remedy, and such default is remedied within 14 Business Days after written notice from the Agent requesting action to remedy the same; or

(d)                                 (subject to any applicable grace period specified in the Finance Document) any breach (which the Security Trustee considers, in its discretion, to be material) by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b) or (c)); or

(e)                                  any representation, warranty or statement (which the Security Trustee considers, in its discretion, to be material) made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made such failure shall not constitute an Event of Default if an innocent misrepresentation has been made and which, if capable of remedy, is remedied within 10 Business Days of its occurrence unless such innocent misrepresentation is made on a Drawdown Date; or

(f)                                    any of the following occurs in relation to any Financial Indebtedness of a Relevant Person (other than the Borrower) or any Financial Indebtedness of the Borrower of at least $1,000,000 (or the equivalent in another currency) in aggregate in the case of any Financial Indebtedness falling within paragraph (a) of the definition of that term or any Financial Indebtedness falling within all other paragraphs of the definition of that term (or, when aggregated with any Financial Indebtedness falling within paragraph (a) of that term) of at least $10,000,000 in aggregate (or the equivalent in another currency):

(i)                                     any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

(ii)                                  any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)                               a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is lawfully terminated by the lessor or owner or becomes capable of being lawfully terminated as a consequence of any termination event; or

(iv)                              any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)                                 any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)                                 any of the following occurs in relation to a Relevant Person:

(i)                                     a Relevant Person becomes unable to pay its debts as they fall due; or

(ii)                                  any assets of a Relevant Person are subject of any form of execution, attachment, sequestration or distress in respect of a sum of, or sums aggregating, $100,000 (or $10,000,000 in the case of the Borrower) or more or the equivalent in another currency; or

(iii)                               any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)                              a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a Relevant Person pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower or an Owner which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(v)                                 a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless, in the case of an involuntary petition, the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 30 days of the presentation of the petition; or

(vi)                              a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

(vii)                           any meeting of the members or directors of a Relevant Person is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iii), (iv), (v) or (vi); or

(viii)                        in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the reasonable opinion of the Majority Lenders, is similar to any of the foregoing; or

(h)                                 the Borrower ceases, or threatens to cease, to carry on all or a substantial part of its business or, as a result of intervention by or under the authority of any government, the business of the Borrower is wholly or partially curtailed or suspended, or all or a substantial part of the assets or undertaking of the Borrower is seized, nationalised, expropriate of compulsorily acquired; or

(i)                                     it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)                                     for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or

(ii)                                  for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)                                     any consent necessary to enable any Owner to own, operate or charter the Ship owned by it or to enable the Borrower, any Owner or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document, any Existing Charter, any charter referred to in paragraph (b) of the definition of “Charterparty Assignment” or an Approved MOA is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled if this materially affects the security position of the Creditor Parties or the ability of the Borrower or a Security Party to timely perform its or their obligations under any Finance Document; or

(k)                                  if, without the prior consent of the Majority Lenders, members of the Coustas family (either directly and/or through companies beneficially owned by members of the Coustas family and/or trusts or foundations of which members of the Coustas family are beneficiaries) own and control 50 per cent. or less of the issued share capital of the Borrower; or

(l)                                     if, without the prior consent of the Majority Lenders, the shares of the Borrower cease to be listed on the New York Stock Exchange; or

(m)                               it appears to the Majority Lenders that, without their prior consent, a change has occurred or probably has occurred after the date of this Agreement in the ultimate beneficial ownership of any of the shares in any Owner or in the ultimate control of the voting rights attaching to any of those shares; or

(n)                                 any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(o)                                 the security constituted by a Finance Document is in any way imperilled or in jeopardy unless within 14 Business Days of the security being so imperilled or jeopardised (i) the Borrower or a Security Party provides to the Security Trustee security in the form of a new Finance Document which, in the opinion of the Lenders, is equivalent to that constituted by the Finance Document which has become imperilled or jeopardised or (ii) the security ceases to be imperilled or in jeopardy; or

(p)                                 the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Agent, acting with the authorisation of the Majority Lenders; or

(q)                                 an Event of Default (as defined in Section 14 of the Master Agreement) occurs; or

(r)                                    any other event occurs or any other circumstances arise or develop including, without limitation:

(i)                                     a change in the financial position, state of affairs or prospects of the Borrower or any Owner; or

(ii)                                  any accident or other event involving any Ship or another vessel owned, chartered or operated by a Relevant Person;

in the light of which the Majority Lenders consider that there is a material risk that the Borrower is, or will later become, unable to discharge its liabilities under the Finance Documents as they fall due.

20.2                        Actions following an Event of Default.  On, or at any time after, the occurrence of an Event of Default which is continuing:

(a)                                  the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)                                     serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are terminated; and/or

(ii)                                  serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)                               take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)                                 the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

20.3                        Termination of Commitments.  On the service of a notice under paragraph (a)(i) of Clause 20.2, the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall terminate.

20.4                        Acceleration.  On the service of a notice under paragraph (a)(ii) of Clause 20.2, the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

20.5                        Multiple notices; action without notice.  The Agent may serve notices under paragraphs (a) (i) and (ii) of Clause 20.2 simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in that Clause if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

20.6                        Notification of Creditor Parties and Security Parties.  The Agent shall send to each Lender, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrower under Clause 20.2; but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defence.

20.7                        Creditor Party rights unimpaired.  Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

20.8                        Exclusion of Creditor Party liability.  No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or a Security Party:

(a)                                  for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)                                 as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset;

except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been caused by the gross negligence or the wilful misconduct of such Creditor Party’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

20.9                        Relevant Persons.  In this Clause 20 a “Relevant Person” means the Borrower, a Security Party (other than any bareboat charterer which is a party to a Bareboat Charter Security Agreement an “excluded Security Party”) and any company which is a subsidiary of the Borrower or a Security Party (other than an excluded Security Party) or of which a Security Party (other than an excluded Security Party) is a subsidiary but excluding any company which is dormant and the value of whose gross assets is $50,000 or less.

20.10                 Interpretation.  In Clause 20.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 20.1(g) “petition” includes an application.

21                                  FEES AND EXPENSES

21.1                        Arrangement, commitment and agency fees.  The Borrower shall pay to the Agent:

(a)                                  an arrangement/underwriting fee of an amount previously agreed in writing between the Arrangers and the Borrower for distribution among the Lenders and the Arrangers in the proportions agreed;

(b)                                 quarterly in arrears (and on the last day of the Revolving Period) during the period from the date of this Agreement to the last day of the Revolving Period, for the account of the Lenders, a commitment fee at the rate previously agreed in writing between the parties on the undrawn amount of the Long-Term Revolving Facility, for distribution among the Lenders in the proportions agreed;

(c)                                  a drawdown fee of an amount previously agreed in writing between the Arrangers and the Borrower, for distribution among the Lenders in the proportions agreed; and

(d)                                 on the date falling 3 months after the date of this Agreement and every 3 months thereafter during the Security Period, an agency fee of an amount previously agreed in writing between the Agent and the Borrower, such agency fee to be payable to the Agent in arrears for its own account.

21.2                        Costs of negotiation, preparation etc.  The Borrower shall pay to the Agent on its demand the amount of all expenses reasonably incurred by the Agent, the Lenders or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

21.3                        Costs of variations, amendments, enforcement etc.  The Borrower shall pay to the Agent, on the Agent’s demand, the amount of all expenses incurred by a Lender in connection with:

(a)                                  any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)                                 any consent or waiver by the Lenders, the Majority Lenders or the Lender concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)                                  the valuation of any security provided or offered under Clause 16 or any other matter relating to such security; or

(d)                                 any step taken by the Lender concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

21.4                        Documentary taxes.  The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent’s demand, fully indemnify each Creditor Party against any liabilities and expenses resulting from any failure or delay by the Borrower to pay such a tax.

21.5                        Certification of amounts.  A notice which is signed by an officer of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due save in the case of manifest error.

22                                  INDEMNITIES

22.1                        Indemnities regarding borrowing and repayment of Loan.  The Borrower shall fully indemnify the Agent and each Lender on the Agent’s demand and the Security Trustee on its demand in respect of all expenses, liabilities and losses which are incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)                                  an Advance not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)                                 the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period applicable to it or other relevant period;

(c)                                  any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 8);

(d)                                 the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 20;

and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

22.2                        Breakage costs.  Without limiting its generality, Clause 22.1 covers any liability, expense or loss, including a loss of a prospective profit, incurred by a Lender:

(a)                                  in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)                                 in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

22.3                        Miscellaneous indemnities.  The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind (“liability items”) which may be made or brought against, or incurred by, the Creditor Party concerned, in any country, in relation to:

(a)                                  any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Creditor Party concerned or by any receiver appointed under a Finance Document;

(b)                                 any other event, matter or question which occurs or arises at any time during the Security Period and which has any connection with, or any bearing on, any Finance Document, any payment or other transaction relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created (or intended to be created) by a Finance Document;

other than liability items which are shown to have been caused by the gross negligence or the wilful misconduct of the officers or employees of the Creditor Party concerned.

22.4                        Extension of indemnities; environmental indemnity.  Without prejudice to its generality, Clause 22.3 covers:

(a)                                  any matter which would be covered by Clause 21.3 if any of the references in that Clause to a Lender were a reference to the Agent or (as the case may be) to the Security Trustee; and

(b)                                 any liability items which arise, or are asserted, under or in connection with any law relating to safety at sea, pollution or the protection of the environment.

22.5                        Currency indemnity.  If any sum due from the Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)                                  making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)                                 obtaining an order or judgment from any court or other tribunal; or

(c)                                  enforcing any such order or judgment;

the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 22.5 the “available rate of exchange” means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 22.5 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgement or order relating to those other liabilities.

22.6                        Application to Master Agreement.  For the avoidance of doubt, Clause 22.5 does not apply in respect of sums due from the Borrower to the Swap Bank under or in connection with the Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of the Master Agreement shall apply.

22.7                        Certification of amounts.  A notice which is signed by an officer of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 22 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

22.8                        Sums deemed due to a Lender.  For the purposes of this Clause 22, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender save in the case of manifest error.

23                                  NO SET-OFF OR TAX DEDUCTION

23.1                        No deductions.  All amounts due from the Borrower under a Finance Document shall be paid:

(a)                                  without any form of set-off, cross-claim or condition; and

(b)                                 free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

23.2                        Grossing-up for taxes.  If the Borrower is required by law to make a tax deduction from any payment:

(a)                                  the Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)                                 the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)                                  the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

23.3                        Evidence of payment of taxes.  Within 1 month after making any tax deduction, the Borrower shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

23.4                        Exclusion of tax on overall net income.  In this Clause 23 “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party’s overall net income.

23.5                        Application to the Master Agreement.  For the avoidance of doubt, Clause 23 does not apply in respect of sums due from the Borrower to the Swap Bank under or in connection with the Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreement shall apply.

24                                  ILLEGALITY, ETC

24.1                        Illegality.  This Clause 24 applies if a Lender (the “Notifying Lender”) notifies the Agent that it has become, or will with effect from a specified date, become:

(a)                                  unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)                                 contrary to, or inconsistent with, a regulation;

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

24.2                        Notification of illegality.  The Agent shall promptly notify the Borrower, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 24.1 which the Agent receives from the Notifying Lender.

24.3                        Prepayment; termination of Commitment.  On the Agent notifying the Borrower under Clause 24.2, the Notifying Lender’s Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender’s notice under Clause 24.1 as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender’s Contribution in accordance with Clause 9 (other than Clause 9.6).

25                                  INCREASED COSTS

25.1                        Increased costs.  This Clause 25 applies if a Lender (the “Notifying Lender”) notifies the Agent that the Notifying Lender considers that as a result of:

(a)                                  the introduction or alteration after the date of this Agreement of a law, or a regulation or an alteration after the date of this Agreement in the manner in which a law or regulation is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Notifying Lender’s overall net income); or

(b)                                 the effect of complying with any law or regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement (including, without limitation, the implementation of any regulations which shall replace, amend and / or supplement those set out in the statement of the Basle Committee on Banking Regulations and Supervisory Practices dated July 1988 and entitled “International Convergence of Capital Measurement and Capital Structures”)) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, the Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”, that is to say,:

(i)                                     an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Commitment or its Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

(ii)                                  a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(iii)                               an additional or increased cost of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender’s Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(iv)                              a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement;

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 22.1 or by Clause 23.

For the purposes of this Clause 25.1 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

25.2                        Notification to Borrower of claim for increased costs.  The Agent shall promptly notify the Borrower and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 25.1.

25.3                        Payment of increased costs.  The Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

25.4                        Notice of prepayment.  If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 25.3, the Borrower may give the Agent not less than 3 Business Days’ notice of its intention to prepay the Notifying Lender’s Contribution.

25.5                        Prepayment; termination of Commitment.  A notice under Clause 25.4 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrower’s notice of intended prepayment; and:

(a)                                  on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)                                 on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the Margin (but subject to Clause 22.1).

25.6                        Application of prepayment.  Clause 9 shall apply in relation to the prepayment.

26                                  SET-OFF

26.1                        Application of credit balances.  Each Creditor Party may without prior notice but following the occurrence of an Event of Default which is continuing:

(a)                                  apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and

(b)                                 for that purpose:

(i)                                     break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)                                  convert or translate all or any part of a deposit or other credit balance into Dollars; and/or

(iii)                               enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

26.2                        Existing rights unaffected.  No Creditor Party shall be obliged to exercise any of its rights under Clause 26.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

26.3                        Sums deemed due to a Lender.  For the purposes of this Clause 26, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

27                                  TRANSFERS AND CHANGES IN LENDING OFFICES

27.1                        Transfer by Borrower. The Borrower may not, without the prior consent of the Agent, given with the authorisation of all the Lenders:

(a)                                  transfer any of its rights or obligations under any Finance Document; or

(b)                                 enter into any merger, de-merger or other reorganisation, or carry out any other act, as a result of which any of its rights or liabilities would vest in, or pass to, another person.

27.2                        Transfer by a Lender.  Subject to Clause 27.4, a Lender (the “Transferor Lender”) may cause:

(a)                                  its rights in respect of all or part of its Contribution; and

(b)                                 an equal proportion of its obligations in respect of all or part of its Commitment,

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or special purpose vehicle established by any Lender (a “Transferee Lender”) by delivering to the Agent a completed certificate in the form set out in Schedule 4 with any modifications approved or required by the Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender.

Any rights and obligations of the Transferor Lender in its capacity as Agent, the Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Agreement.

A transfer pursuant to this Clause 27.2 shall:

(i)                                     be effected without the consent of, but with notice to, the Borrower:

(A)                              following the occurrence of an Event of Default;
(B)                                if such transfer is to a subsidiary or any other company or financial institution which is in the same ownership or control as the Transferor Lender; or

(C)                                if such transfer is part of the Transferor Lender’s programme of securitising its portfolio of loans; and

(ii)                                  require the consent of the Borrower in all other circumstances and, if the Borrower objects to such transfer it shall notify the Agent within 5 days of receiving notice of the proposed transfer (the “transfer notice”) and either the Borrower shall, within 15 days of the transfer notice, prepay the Contribution of the Transferor Lender which it was proposing to transfer (such prepayment to be made in accordance with Clause 9) and/or the Commitment of the Transferor Lender which it was proposing to transfer shall be permanently cancelled on the date of the Borrower’s notice to the Agent.

27.3                        Transfer Certificate, delivery and notification.  As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)                                  sign the Transfer Certificate on behalf of itself, the Agent, the Borrower, the Security Parties, the Security Trustee and each of the other Lenders;

(b)                                 on behalf of the Transferee Lender, send to the Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it; and

(c)                                  send to the Transferee Lender copies of the letters or faxes sent under paragraph (b).

27.4                        Effective Date of Transfer Certificate.  A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date, provided that it is signed by the Agent under Clause 27.3 on or before that date.

27.5                        No transfer without Transfer Certificate.  No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

27.6                        Lender re-organisation; waiver of Transfer Certificate.  If a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in a successor, the successor shall automatically and without any further act being necessary become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

27.7                        Effect of Transfer Certificate.  A Transfer Certificate takes effect in accordance with English law as follows:

(a)                                  to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely;

(b)                                 the Transferor Lender’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)                                  the Transferee Lender becomes a Lender with a Contribution and a Commitment of an amount specified in the Transfer Certificate;

(d)                                 the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)                                  any part of the Loan which the Transferee Lender advances after the Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the Transferor Lender;

(f)                                    the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 6.7 and Clause 21, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)                                 in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

27.8                        Maintenance of register of Lenders.  During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender and the effective date (in accordance with Clause 27.4) of each Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days prior notice.

27.9                        Reliance on register of Lenders.  The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

27.10                 Authorisation of Agent to sign Transfer Certificates. The Borrower, the Security Trustee and each Lender irrevocably authorises the Agent to sign Transfer Certificates on its behalf.

27.11                 Registration fee.  In respect of any Transfer Certificate, the Agent shall, following its request and at its option, be entitled to recover a registration fee of $2,500 from the Transferor Lender or (at the Agent’s option) the Transferee Lender.

27.12                 Sub-participation; subrogation assignment.  A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

27.13                 Disclosure of information.  A Lender may provide or disclose to an actual or potential Transferee Lender, any assignee or sub-participant or any person who may otherwise enter into contractual relations with that Lender in connection with this Agreement, a copy of this Agreement, copies of all information provided by the Borrower or any of the Security Parties under or in connection with each Finance Document, details of drawings made by the Borrower under this Agreement and information regarding the performance by the Borrower and the Security Parties of their obligations under this Agreement and the other Finance Documents.

27.14                 Change of lending office.  A Lender may change its lending office and may change its booking office by giving notice to the Agent and the change shall become effective on the later of:

(a)                                  the date on which the Agent receives the notice; and

(b)                                 the date, if any, specified in the notice as the date on which the change will come into effect.

27.15                 Notification.  On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office or is acting through the booking office of which the Agent last had notice.

28                                  VARIATIONS AND WAIVERS

28.1                        Variations, waivers etc. by Majority Lenders.  Subject to Clause 28.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower, by the Agent on behalf and with the consent of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

28.2                        Variations, waivers etc. requiring agreement of all Lenders.  However, as regards the following, Clause 28.1 applies as if the words “by the Agent on behalf and with the consent of the Majority Lenders” were replaced by the words “by or on behalf and with the consent of every Lender”:

(a)                                  a change in the definition of the Margin or in the definition of LIBOR or EURIBOR;

(b)                                 a change to the date for, or the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c)                                  a change to any Lender’s Commitment;

(d)                                 an extension of the Availability Period;

(e)                                  a change to the definition of “Majority Lenders” or “Finance Documents”;

(f)                                    a change to the preamble or to Clause 2, 3, 4, 6.1, 9.2, 12, 13.4, 18, 19, 20 or 31;

(g)                                 a change to this Clause 28;

(h)                                 any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(i)                                     any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender’s consent is required.

28.3                        Exclusion of other or implied variations.  Except for a document which satisfies the requirements of Clauses 28.1 and 28.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)                                  a provision of this Agreement or another Finance Document; or

(b)                                 an Event of Default; or

(c)                                  a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)                                 any right or remedy conferred by any Finance Document or by the general law;

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

29                                  NOTICES

29.1                        General.  Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

29.2                        Addresses for communications.  A notice shall be sent:

(a)	to the Borrower:	c/o the Approved Manager
Akti Kondyli 14
185 45 Piraeus

Fax No: +30 210 422 0855

(b)	to a Lender:	At the address below its name in Schedule 1 or (as
the case may require) in the relevant Transfer
Certificate.

(c)	to the Agent	Aegean Baltic Bank S.A.
	and the Security	28 Diligianni Street
	Trustee:	145 62 Kifissia
Greece

Fax No: + 30 210 623 4192/3

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders and the Security Parties.

29.3                        Effective date of notices.  Subject to Clauses 29.4 and 29.5:

(a)                                  a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)                                 a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

29.4                        Service outside business hours.  However, if under Clause 29.3 a notice would be deemed to be served:

(a)                                  on a day which is not a business day in the place of receipt; or

(b)                                 on such a business day, but after 5 p.m. local time;

the notice shall (subject to Clause 29.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

29.5                        Illegible notices.  Clauses 29.3 and 29.4 do not apply if the recipient of a notice notifies the sender within one hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

29.6                        Valid notices.  A notice under or in connection with a Finance Document shall not be invalid by reason that the manner of serving it does not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice.

29.7                        English language.  Any notice under or in connection with a Finance Document shall be in English.

29.8                        Meaning of “notice”.  In this Clause “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

30                                  SUPPLEMENTAL

30.1                        Rights cumulative, non-exclusive.  The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)                                  cumulative;

(b)                                 may be exercised as often as appears expedient; and

(c)                                  shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

30.2                        Severability of provisions.  If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

30.3                        Counterparts.  A Finance Document may be executed in any number of counterparts.

30.4                        Benefit and binding effect.  The terms of this Agreement shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective (including subsequent) successors and permitted assigns and transferees.

30.5                        Third party rights.  A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

31                                  LAW AND JURISDICTION

31.1                        English law.  This Agreement shall be governed by, and construed in accordance with, English law.

31.2                        Exclusive English jurisdiction.  Subject to Clause 31.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

31.3                        Choice of forum for the exclusive benefit of the Creditor Parties.  Clause 31.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)                                  to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)                                 to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Borrower shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

31.4                        Process agent. The Borrower irrevocably appoints Danaos Management Consultants at their office for the time being, presently at 4 Staple Inn, Holborn, London WC1V 7QU, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

31.5                        Creditor Party rights unaffected.  Nothing in this Clause 31 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

31.6                        Meaning of “proceedings”.  In this Clause 31, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

THIS AGREEMENT has been entered into and amended and restated on the dates stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender and Lending Office	Commitment (US Dollars)

HSH Nordbank AG Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany	693,000,000

Fax No:+(49) 40 3333 34118

Aegean Baltic Bank S.A. 28 Diligianni Street 145 62 Kifissia Greece	7,000,000

Fax No: +(30 210) 623 4192/3

SCHEDULE 2

DRAWDOWN NOTICE

To:                              Aegean Baltic Bank S.A.

28 Diligianni Street

145 62 Kifissia

Greece

[                  ] 200[•]

Attention:                                       Loans Administration

DRAWDOWN NOTICE

1                                         We refer to the loan agreement dated [•] 2006 (the “Loan Agreement”) and made between ourselves, as Borrower, the Lenders referred to therein and yourselves as Agent and Security Trustee in connection with revolving credit and term loan facilities of up to US$700,000,000 in aggregate.  Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2                                         We request to borrow an Advance under the [Long-Term][Short-Term] Revolving Facility as follows:

(a)                                  Amount: US$[•];

(b)                                 The Advance shall be drawn in [$] or [Optional Currency];

(c)                                  Drawdown Date:  [             ] 200[•];

(d)                                 Duration of the first Interest Period shall be [        ] months; and

(e)                                  Payment instructions : account in the name of [                  ] and numbered [          ] with [                 ] of [                       ].

3                                         We represent and warrant that:

(a)                                  the representations and warranties in Clause 11 of the Loan Agreement and in the other Finance Documents would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)                                 no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Advance.

4                                         This notice cannot be revoked without the prior consent of the Majority Lenders.

5                                         We authorise you to deduct from the Advance the amount of all fees payable pursuant to Clause 21.1.

[Name of Signatory]

Director
for and on behalf of
DANAOS CORPORATION

SCHEDULE 3

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 10.1(a) required before the Drawdown Date of the Advance which will be used in fully refinancing the Existing Indebtedness.

1                                         A duly executed original of each of:

(a)                                  this Agreement;

(b)                                 the Agency and Trust Deed;

(c)                                  the Master Agreement;

(d)                                 the Master Agreement Assignment;

(e)                                  the Guarantees to be entered into by the Existing Owners;

(f)                                    the Mortgages, the Deeds of Covenant, the General Assignments and the Charterparty Assignments relative to the Existing Ships; and

(g)                                 the Owner’s Earnings Account Pledges relative to the Existing Ships or, if the Borrower decides that the Earnings of the Existing Ships are instead to be paid to the Danaos Earnings Account, the Danaos Earnings Account Pledge.

2                                         Copies of the certificate of incorporation and constitutional documents of the Borrower and each Existing Owner.

3                                         Copies of resolutions of the directors of the Borrower and the directors and shareholders of each Existing Owner authorising the execution of each of the Finance Documents to which the Borrower or that Owner is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement.

4                                         The original of any power of attorney under which any Finance Document is executed on behalf of the Borrower or an Existing Owner.

5                                         Copies of all consents which the Borrower or any Existing Owner requires to enter into, or make any payment under, any Finance Document.

6                                         The originals of any mandates or other documents required in connection with the opening or operation of each Owner’s Earnings Account relative to an Existing Ship or, as the case may be, the Danaos Earnings Account.

7                                         Evidence satisfactory to the Agent that each Existing Owner is a direct or indirect wholly-owned subsidiary of the Borrower.

8                                         Documentary evidence that:

(a)                                  each Existing Ship is definitively and permanently registered in the name of its Owner under Greek flag or, in the case of “APL BELGIUM”, Singapore flag and, in the case of “INDEPENDENCE”, Cypriot flag;

(b)                                 each Existing Ship is in the absolute and unencumbered ownership of its Owner save as contemplated by the Finance Documents to which that Owner is a party;

(c)                                  each Existing Ship maintains the highest available class with a classification society which is a member of the IACS as the Agent may approve free of all overdue recommendations and conditions of such classification society;

(d)                                 each Mortgage relative to an Existing Ship has been duly registered against that Existing Ship as a valid first preferred mortgage in accordance with the laws of Greece or, in the case of “APL BELGIUM”, as a valid first priority statutory mortgage in accordance with the laws of Singapore and, in the case of “INDEPENDENCE”, as a valid first priority statutory mortgage in accordance with the laws of Cyprus; and

(e)                                  each Existing Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of such insurances have been complied with.

9                                         A copy of the Management Agreement and a duly executed original of the Manager’s Undertaking in relation to each Existing Ship.

10                                  Copies of:

(a)                                  the document of compliance (DOC) and safety management certificate (SMC) referred to in paragraph (a) of the definition of the ISM Code Documentation in respect of each Existing Ship and the Approved Manager certified as true and in effect by the Owner of such Existing Ship; and

(b)                                 the ISPS Code Documentation in respect of each Existing Ship and the Owner thereof certified as true and in effect by that Owner.

11                                  Two valuations (at the cost of the Borrower) of each Existing Ship addressed to the Agent, stated to be for the purpose of this Agreement and dated not earlier than 6 weeks before the Drawdown Date for the first Advance, each from an Approved Broker (such valuations to be made in accordance with Clause 16.4 or, as the case may be, Clause 16.5).

12                                  All documentation required by each Creditor Party in relation to the Borrower and any Security Party pursuant to that Creditor Party’s “know your customer” requirements.

13                                  Documentary evidence that the agent for service of process named in Clause 30 has accepted its appointment.

14                                  Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands, Liberia, Singapore, Greece, Cyprus and such other relevant jurisdictions as the Agent may require.

15                                  A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances of the Existing Ships as the Agent may require.

16                                  If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

PART B

The following are the documents referred to in Clause 10.1(b) required before the Drawdown Date of each Advance which shall be used in part-financing an Approved Ship.

In Part B of Schedule 3, the following definitions shall have the following meanings:

“Relevant Advance” means, in relation to each Approved Ship, the Advance which shall be used to part-finance the acquisition of such Approved Ship;

“Relevant Owner” means the Approved Guarantor which is the buyer of the Relevant Ship; and

“Relevant Ship” means, in relation to each Relevant Advance, the Approved Ship which is to be financed by such Advance.

1                                         Copies of resolutions of the shareholders and directors of the Relevant Owner and the Borrower authorising the execution of each of the Finance Documents to which such Owner is a party and, in the case of the Borrower, approving the borrowing of the Relevant Advance and authorising named directors or attorneys to give the Drawdown Notices and other notices under this Agreement and, in the case of the Relevant Owner, ratifying the execution of the Approved MOA to which it is a party.

2                                         The original of any power of attorney under which any Finance Document is executed on behalf of the Relevant Owner.

3                                         Copies of all consents which the Relevant Owner or the Borrower requires to enter into, or make any payment under, any Finance Document or the Approved MOA.

4                                         Copies of the Approved MOA in respect of the Relevant Ship and of all documents issued by the Relevant Owner and the relevant Approved Seller under or in connection therewith.

5                                         The written confirmation of the Agent that the Relevant Ship has been approved by the Lenders as an Approved Ship for the purposes of this Agreement pursuant to Clause 4.9.

6                                         A duly executed original of the Guarantee of the Relevant Owner and of the Mortgage, the General Assignment, the Owner’s Earnings Account Pledge (only if the Earnings of the Relevant Ship are not to be paid to the Danaos Earnings Account) and, if required by the relevant Approved Flag State, the Deed of Covenant, relative to the Relevant Ship and of each document to be delivered pursuant to each such Finance Document.

7                                         If applicable, a duly executed original of the Charterparty Assignment and the Bareboat Charter Security Agreement in respect of the Relevant Ship and of each document to be delivered pursuant to each such Finance Document.

8                                         Evidence satisfactory to the Agent that the Relevant Owner is a direct or indirect wholly-owned subsidiary of the Borrower.

9                                         The originals of any documents required in connection with the opening of the Owner’s Earnings Account in respect of the Relevant Ship (only if the Earnings of the Relevant Ship are not to be paid to the Danaos Earnings Account).

10                                  Documentary evidence that:

(a)                                  the Relevant Ship has been unconditionally delivered by the Approved Seller thereof to, and accepted by, the Relevant Owner under the Approved MOA, and the full purchase price payable under the MOA (in addition to the part of the purchase price to be financed by the Relevant Advance) has been duly paid;

(b)                                 the Relevant Ship is registered in the ownership of the Relevant Owner under an Approved Flag;

(c)                                  the Relevant Ship is in the absolute and unencumbered ownership of the Relevant Owner save as contemplated by the Finance Documents;

(d)                                 the Relevant Ship maintains the highest available class with a classification society which is a member of the IACS as the Agent may approve free of all overdue recommendations and conditions of such classification society;

(e)                                  the Mortgage relating to the Relevant Ship has been duly registered or recorded against the Relevant Ship as a valid first priority ship mortgage in accordance with the laws of the relevant Approved Flag State; and

(f)                                    the Relevant Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

11                                  A copy of the Management Agreement and duly executed original of the Manager’s Undertaking in relation to the Relevant Ship.

12                                  Copies of:

(a)                                  the document of compliance (DOC) and safety management certificate (SMC) referred to in paragraph (a) of the definition of the ISM Code Documentation in respect of the Relevant Ship and the Approved Manager certified as true and in effect by the Relevant Owner; and

(b)                                 the ISPS Code Documentation in respect of the Relevant Ship and the Relevant Owner certified as true and in effect by the Relevant Owner.

13                                  Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by the relevant Approved Seller of the Approved MOA and of all documents to be executed by such Approved Seller under the Approved MOA.

14                                  Two valuations (at the cost of the Borrowers) of the Relevant Ship, addressed to the Agent, stated to be for the purposes of this Agreement and dated not earlier than 6 weeks before the Drawdown Date relative to the Relevant Advance, each from an Approved Broker (such valuations to be made in accordance with Clause 16.4 or, as the case may be, Clause 16.5).

15                                  If required by the Lenders, a satisfactory (in the absolute opinion of the Lenders) survey report (at the cost of the Borrower) in respect of the Relevant Ship, addressed to the Agent, stated to be for the purposes of this Agreement and dated not earlier than 6 weeks before the Drawdown Date relative to the Relevant Advance, from an independent marine surveyor selected by the Lenders who shall have conducted a physical inspection of the Relevant Ship.

16                                  At the cost of the Borrower, a favourable opinion from an independent insurance consultant acceptable to the Lenders on such matters relating to the insurances for the Relevant Ship as the Agent may require.

17                                  Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Approved Flag State and such other relevant jurisdictions as the Agent may require.

18                                  If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

PART C

The following are the documents referred to in Clause 10.1(c) required before the Drawdown Date of each Advance which shall be secured on an Approved Ship.

In Part C of Schedule 3, the following definitions shall have the following meanings:

“Relevant Advance” means the Advance which shall be drawn down on the relevant Drawdown Date;

“Relevant Owner” means the owner of the Relevant Ship; and

“Relevant Ship” means, in relation to each Relevant Advance, each Approved Ship which is to act as security for such Advance.

1                                         Copies of resolutions of the shareholders and directors of each Relevant Owner and the Borrower authorising the execution of each of the Finance Documents to which such Owner is a party and, in the case of the Borrower, approving the borrowing of the Relevant Advance and authorising named directors or attorneys to give the Drawdown Notices and other notices under this Agreement.

2                                         The original of any power of attorney under which any Finance Document is executed on behalf of the Relevant Owner.

3                                         Copies of all consents which each Relevant Owner or the Borrower requires to enter into, or make any payment under, any Finance Document.

4                                         The written confirmation of the Agent that each Relevant Ship has been approved by the Lenders as an Approved Ship for the purposes of this Agreement pursuant to Clause 4.9.

5                                         A duly executed original of the Guarantee of each Relevant Owner and of the Mortgage, the General Assignment, the Owner’s Earnings Account Pledge (only if the Earnings of the Relevant Ship are not to be paid to the Danaos Earnings Account) and, if required by the relevant Approved Flag State, the Deed of Covenant, relative to each Relevant Ship and of each document to be delivered pursuant to each such Finance Document.

6                                         If applicable, a duly executed original of the Charterparty Assignment and the Bareboat Charter Security Agreement in respect of each Relevant Ship and of each document to be delivered pursuant to each such Finance Document.

7                                         Evidence satisfactory to the Agent that each Relevant Owner is a direct or indirect wholly-owned subsidiary of the Borrower.

8                                         The originals of any documents required in connection with the opening of the Danaos Earnings Account in respect of each Relevant Ship (only if the Earnings of the Relevant Ship are not to be paid to the Danaos Earnings Account).

9                                         Documentary evidence that:

(a)                                  each Relevant Ship is registered in the ownership of the Relevant Owner under an Approved Flag;

(b)                                 each Relevant Ship is in the absolute and unencumbered ownership of the Relevant Owner save as contemplated by the Finance Documents;

(c)                                  each Relevant Ship maintains the highest available class with a classification society which is a member of the IACS as the Agent may approve free of all overdue recommendations and conditions of such classification society;

(d)                                 the Mortgage relating to each Relevant Ship has been duly registered or recorded against the Relevant Ship as a valid first priority ship mortgage in accordance with the laws of the relevant Approved Flag State; and

(e)                                  each Relevant Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

10                                  A copy of the Management Agreement and duly executed original of the Manager’s Undertaking in relation to each Relevant Ship.

11                                  Copies of:

(a)                                  the document of compliance (DOC) and safety management certificate (SMC) referred to in paragraph (a) of the definition of the ISM Code Documentation in respect of each Relevant Ship and the Approved Manager certified as true and in effect by the Relevant Owner; and

(b)                                 the ISPS Code Documentation in respect of each Relevant Ship and each Relevant Owner certified as true and in effect by each Relevant Owner.

12                                  Two valuations (at the cost of the Borrowers) of each Relevant Ship, addressed to the Agent, stated to be for the purposes of this Agreement and dated not earlier than 6 weeks before the Drawdown Date relative to the Relevant Advance, each from an Approved Broker (such valuations to be made in accordance with Clause 16.4 or, as the case may be, Clause 16.5).

13                                  If required by the Lenders, a satisfactory (in the absolute opinion of the Lenders) survey report (at the cost of the Borrower) in respect of each Relevant Ship, addressed to the Agent, stated to be for the purposes of this Agreement and dated not earlier than 6 weeks before the Drawdown Date relative to the Relevant Advance, from an independent marine surveyor selected by the Lenders who shall have conducted a physical inspection of the Relevant Ship.

14                                  At the cost of the Borrower, a favourable opinion from an independent insurance consultant acceptable to the Lenders on such matters relating to the insurances for each Relevant Ship as the Agent may require.

15                                  Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Approved Flag State and such other relevant jurisdictions as the Agent may require.

16                                  If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

Every copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary of the Borrower.

SCHEDULE 4

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:                              AEGEAN BALTIC BANK S.A. for itself and for and on behalf of the Borrower, each Security Party, the Security Trustee, and each Lender, as defined in the Loan Agreement referred to below.

[                   ], 20[  ]

1                                         This Certificate relates to a Loan Agreement dated [•] 2006 (the “Agreement”) and made between (1) Danaos Corporation (the “Borrower”), (2) the banks and financial institutions listed in Schedule 1 as Lenders, (3) HSH Nordbank AG as Swap Bank, (4) HSH Nordbank AG and Aegean Baltic Bank S.A. as Arrangers, (5) Aegean Baltic Bank S.A. as Agent and Security Trustee for revolving credit and term loan facilities of up to $700,000,000 in aggregate.

2                                         In this Certificate, terms defined in the Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate and in addition:

“Relevant Parties” means the Agent, the Arrangers, the Borrower, each Security Party, the Security Trustee and each Lender;

“Transferor” means [full name] of [lending office];

“Transferee” means [full name] of [lending office].

3                                         The effective date of this Certificate is [•], provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4                                         The Transferor assigns to the Transferee absolutely and without recourse all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Agreement and every other Finance Document in relation to [•] per cent. of its Contribution, which amounts to $[•].

5                                         By virtue of this Certificate and Clause 27 of the Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[•]] [from [•] per cent. of its Commitment which percentage represents $[•]].

6                                         The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 27 of the Agreement provides will become binding on it upon this Certificate taking effect.

7                                         The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 27 of the Agreement.

8                                         The Transferor:

(a)                                  warrants to the Transferee and each Relevant Party:

(i)                                     that the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs in connection with this transaction; and

(ii)                                  that this Certificate is valid and binding as regards the Transferor;

(b)                                 warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4 above; and

(c)                                  undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Certificate or for a similar purpose.

9                                         The Transferee:

(a)                                  confirms that it has received a copy of the Agreement and of each other Finance Document ;

(b)                                 agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, any of the Arrangers or any Lender in the event that:

(i)                                     any Finance Document proves to be invalid or ineffective;

(ii)                                  the Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any Finance Document; or

(iii)                               it proves impossible to realise any asset covered by a Security Interest created by a Finance Document or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or any Security Party under the Finance Documents;

(c)                                  agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, the Arrangers or any Lender in the event that this Certificate proves to be invalid or ineffective;

(d)                                 warrants to the Transferor and each Relevant Party:

(i)                                     that it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)                                  that this Certificate is valid and binding as regards the Transferee; and

(e)                                  confirms the accuracy of the administrative details set out below regarding the Transferee.

10                                  The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent’s or the Security Trustee’s own officers or employees.

11                                  The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 above as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

12                                  This Certificate shall be governed by, and construed in accordance with, English law.

[Name of Transferor]	[Name of Transferee]

By:	By:

Date:	Date:

Agent

Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party

[Name of Agent]

By:

Date:

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person

(Loan Administration Department):

Telephone:

Telex:

Fax:

Contact Person

(Credit Administration Department):

Telephone:

Telex:

Fax:

Account for payments:

NOTE:

THIS TRANSFER CERTIFICATE ALONE MAY NOT BE SUFFICIENT TO TRANSFER A PROPORTIONATE SHARE OF THE TRANSFEROR’S INTEREST IN THE SECURITY CONSTITUTED BY THE FINANCE DOCUMENTS IN THE TRANSFEROR’S OR TRANSFEREE’S JURISDICTION OR IN THE JURISDICTION OF THE LAW WHICH GOVERNS A PARTICULAR SECURITY INTEREST. IT IS THE RESPONSIBILITY OF EACH LENDER TO ASCERTAIN WHETHER ANY OTHER DOCUMENTS ARE REQUIRED FOR THIS PURPOSE.

SCHEDULE 5

DESIGNATION NOTICE

To:                              Aegean Baltic Bank S.A.

28 Diligianni Street

145 62 Kifissia

Greece

[•]

Dear Sirs

Loan Agreement dated [•] 2006 made between (inter alia) (i) ourselves as Borrower, (ii) the Lenders, (iii) yourselves as Agent and Security Trustee and (iv) HSH Nordbank AG as Swap Bank in respect of revolving credit and term loan facilities of up to US$700,000,000 in aggregate (the “Loan Agreement”)

We refer to:

1                                         the Loan Agreement;

2                                         the Master Agreement dated [•] made between ourselves and HSH Nordbank AG; and

3                                         a Confirmation delivered pursuant to the said Master Agreement dated [•] and addressed by HSH Nordbank AG to us.

In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a “Designated Transaction” for the purposes of the Loan Agreement and the Finance Documents.

Yours faithfully,

for and on behalf of
DANAOS CORPORATION

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:                              Aegean Baltic Bank S.A.

28 Diligianni Street

145 62 Kifissia

Greece

 [•] 200[•]

Dear Sirs,

We refer to a loan agreement [•] 2006 (the “Loan Agreement”) made between (amongst others) yourselves and ourselves in relation to revolving credit and term facilities of up to $700,00000 in aggregate.

Words and expressions defined in the Loan Agreement shall have the same meaning when used in this compliance certificate.

We enclose with this certificate a copy of the [audited]/[unaudited] consolidated accounts for the Borrower’s Group for the [Financial Year] [6-month period] ended [•].  The accounts (i) have been prepared in accordance with all applicable laws and USGAAP all consistently applied, (ii) give a true and fair view of the state of affairs of the Borrower’s Group at the date of the accounts and of its profit for the period to which the accounts relate and (iii) fully disclose or provide for all significant liabilities of the Borrower’s Group.

We also enclose copies of the valuations of all the Fleet Vessels which were used in calculating the Market Value Adjusted Total Assets of the Borrower’s Group as at [•].

The Borrower represents that no Event of Default or Potential Event of Default has occurred as at the date of this certificate [except for the following matter or event [set out all material details of matter or event]].  In addition as of [•], the Borrower confirms compliance with the financial covenants set out in Clause 13.4 of the Loan Agreement for the 6 months ending as of the date to which the enclosed accounts are prepared.

We now certify that, as at [•]:

(a)                                  the ratio of Total Liabilities (after deducting all Cash and Cash Equivalents) to Market Value Adjusted Total Assets (after deducting all Cash and Cash Equivalents) is [•]:[•];

(b)                                 the aggregate of all Cash and Cash Equivalents is $[•];

(c)                                  the Interest Coverage Ratio is [•]:[•]; and

(d)                                 the Market Value Adjusted Net Worth is $[•] and the Book Net Worth is $[•].

This certificate shall be governed by, and construed in accordance with, English law.

[•]
Chief Financial Officer of
Danaos Corporation

EXECUTION PAGE

THE BORROWER

SIGNED by John Coustas	) /s/ John Coustas
for and on behalf of	)
DANAOS CORPORATION	)

THE LENDERS

SIGNED by D. Daispynes Althinides	) /s/ D. Daispynes Althinides
for and on behalf of	)
AEGEAN BALTIC BANK S.A.	)

SIGNED by G. Paleokrasas	) /s/ G. Paleokrasas
for and on behalf of	)
HSH NORDBANK AG	)

SWAP BANK

SIGNED by G. Paleokrasas	) /s/ G. Paleokrasas
for and on behalf of	)
HSH NORDBANK AG	)

THE ARRANGERS

SIGNED by D. Daispynes Althinides	) /s/ D. Daispynes Althinides
for and on behalf of	)
AEGEAN BALTIC BANK S.A.	)

SIGNED by G. Paleokrasas	) /s/ G. Paleokrasas
for and on behalf of	)
HSH NORDBANK AG	)

THE AGENT AND THE SECURITY TRUSTEE

SIGNED by D. Daispynes Althinides	) /s/ D. Daispynes Althinides
for and on behalf of	)
AEGEAN BALTIC BANK S.A.	)

Witness to the above	)
signatures:	)

Name: Hatzmichalis	/s/ illegible

Address: 2 Defteras Merarchias
Piraeus 18536 Greece